As filed with the U.S. Securities and Exchange Commission on January 05, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SIMSON WELLNESS TECH. CORP.

(Exact name of registrant as specified in its charter)

Nevada	7380	37-1990282
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

No.35-4, Jalan 8/146, Bandar Tasik Selatan,
57000 Kuala Lumpur, Malaysia.
Telephone number: + 60390562222
(Address, including zip code, telephone number, including area code, and email address of registrant’s principal executive offices)

Sim Eng Peng
No.35-4, Jalan 8/146, Bandar Tasik Selatan,
57000 Kuala Lumpur,Malaysia.
Telephone number: + 60390562222
Email: invest@simsonwellness.com
(Name, address, including zip code, telephone number, including area code, and email address of agent for service)

Copy To:
Jackson L. Morris, Esq.
126 21st Avenue SE
St. Petersburg, Florida 33705
Telephone: 813-892-5969
Email: jackson.morris@rule144solution.com

As soon as practicable after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:	☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.	☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Calculation of Registration Fee
Title of Each Class of Securities Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value (1)(2)	10,448,800	$1.00	$10,448,800	$968.60

(1)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a), based on the Amount of Securities to be Registered multiplied by the Proposed Maximum Offering Price per Share.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay the effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. Simson Wellness Tech. Corp. may not sell any shares until the related registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION - DATED JANUARY 05, 2024

Simson Wellness Tech. Corp.

10,448,800 SHARES OF COMMON STOCK

$1.00 PER SHARE

Selling shareholders are offering 7,448,800 shares of common stock at a price of $1.00 per share. The offering is being made on a self-underwritten, “best efforts” basis. There is no minimum number of shares required to be purchased by each investor. Simson Wellness Tech. Corp. will not receive any of the proceeds from the sale of shares by the selling shareholders. The selling shareholders may be deemed to be underwriters of this offering made by them.

In this public offering we, “Simson Wellness Tech. Corp” are offering 3,000,000 shares of our common stock at a price of $1.00 per share. There is no minimum number of shares required to be purchased by each investor. Simson Wellness Tech. Corp. will receive the proceeds from the sale of the shares for cash. Funds from acceptable subscriptions will be used immediately for the purposes state under “How We Intend To Use The Proceeds From Sale Of The Shares” and will not be placed in escrow nor be refundable.

The shares offered by the Company will be sold on our behalf by our Chief Executive Officer and Director, Mr. Sim Eng Peng is deemed to be underwriter of this offering. The selling shareholders are also deemed to be underwriters of this offering. There is no certainty that we will be able to sell any of the 3,000,000 shares being offered herein by the Company. Mr. Sim will not receive any commissions or proceeds for selling the shares on our behalf. All of the shares being registered for sale by the Company will be sold at a fixed price of $1.00 per share for the duration of the Offering. Additionally, all of the shares offered by the selling shareholders will be sold at a fixed price of $1.00 per share for the duration of the Offering.

Simson Wellness Tech. Corp. has determined the initial public offering price of its shares offered for sale for cash pursuant to this prospectus arbitrarily, and the price and value bear no relationship to asset, earnings, or other criterion of value.

Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the registration statement or (ii) 365 days from the effective date of this prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

At the date of this prospectus, there is no public market for Simson Wellness Tech. Corp. common stock. Upon completion of this Offering, we will attempt to have the shares quoted on the OTCQB operated by OTC Markets Group, Inc. You have no assurance that Simson Wellness Tech. Corp. will be able to sell all 3,000,000 shares covered by this prospectus, how long it will take to sell all of the shares, if any are sold, or that the common stock will ever be quoted or actively traded in the public securities markets. If a sufficient number of shares offered by this prospectus are not sold by Simson Wellness Tech. Corp. and selling stockholders to create a public float which will support a public securities market, the number which cannot be established with certainty at the date of this prospectus, Simson Wellness Tech. Corp. may not become a publicly traded company.

We have no plans or intention to merge with an operating company. None of the Company’s shareholders or management have plans to enter into any agreement resulting in a change of control of the Company, subsequent to this offering.

Investment in the shares involves a degree of risk – See, “Risk Factors”, beginning on page 3. Our auditors have expressed substantial doubt as to our ability to continue as a going concern. We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“Jobs Act”), and will therefore be subject to reduced public company reporting requirements. Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

3,000,000 shares to be offered by Simson Wellness Tech. Corp. for cash	Per share	Total
Initial public offering price	$1.00	$3,000,000
Underwriting commissions, discounts and fees (1)	$0.00	$0.00
Net proceeds, before expenses to Simson Wellness Tech. Corp.	$1.00	$3,000,000

7,448,800 shares to be offered by selling stockholders for cash	Per share	Total
Initial public offering price	$1.00	$7,448,800
Underwriting commissions, discounts and fees (1)	$0.00	$0.00
Net proceeds, before expenses to selling stockholders	$1.00	$7,448,800

(1)	Neither Simson Wellness Tech. Corp. nor any selling stockholder has any arrangements with securities broker-dealers for sale of the shares. Neither Simson Wellness Tech. Corp. reserves the right to engage an underwriter, in which underwriting commissions, discounts and fees are estimated at 10% of gross proceeds. Simson Wellness Tech. Corp. will not pay any commissions, or fees with respect to shares sold by its selling stockholders.

The date of this prospectus is January 05, 2024

REPORTS TO SECURITY HOLDERS

We intend to furnish to our stockholders annual reports containing audited financial statements and quarterly reports containing unaudited financial statements for each of the first three quarters of each fiscal year. In addition, we may from time to time furnish to stockholders additional information about us and our business as our management deems appropriate.

i

PROSPECTUS SUMMARY

In this Prospectus, ‘‘Simson Wellness Tech. Corp’’ the “Company,’’ ‘‘we,’’ ‘‘us,’’ and ‘‘our,’’ refer to ‘‘Simson Wellness Tech. Corp unless the context otherwise requires. Unless otherwise indicated, the term ‘‘fiscal year’’ refers to our fiscal year ending December 31. Unless otherwise indicated, the term ‘‘common stock’’ refers to shares of the Company’s common stock. “You” means the reader of this prospectus

This Prospectus, and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on Page 3, and the financial statements, before making an investment decision.

Simson Wellness Tech. Corp. was incorporated in Nevada on October 6, 2020.

On October 6, 2020, Mr. Sim Eng Peng (herein referred to as “Mr. Sim”) was appointed Chief Executive Officer, President, Secretary, Treasurer and Director.

On December 22, 2020, we acquired 100% of the equity interests of Simson Wellness Tech. Corp. incorporated in Labuan, Malaysia (the “Labuan Company”) from Mr. Sim. In consideration of the equity interests of Simson Wellness Tech. Corp. Mr. Sim was compensated $100.

On December 28, 2021, Simson Wellness Tech. Corp., the Labuan Company acquired 100% of the equity interests of Simson Wellness Sdn. Bhd. (the “Malaysia Company”), from Simson Wellness Tech Limited, a private limited company incorporated in Hong Kong. In consideration of the equity interests of Simson Wellness Sdn. Bhd, Simson Wellness Tech Limited was compensated $ 1 MYR. Mr. Sim owns 100% equity of Simson Wellness Tech Limited and also currently served as one of its directors.

Through our Malaysia subsidiaries, we are currently providing referral services to optical manufacturers and distributors to retail optical shop owners (“optical retailers”) throughout Malaysia via our optical retailer database system.

We intend to develop an optical e-commerce platform which will incorporate a complete Enterprise Resource Planning system (“ERP”) and Human Resource Management system (“HRMS”) into our platform. We plan to have a user-friendly customer interface, inventory, accounting, analytics, online payment, logistics and reward points management.

At a later stage we intend to develop our own vertical supply that absorbs excessive inventory. We plan to distribute the inventory through simple stalls, kiosk and outlets at high traffic area. We expect this retail effort to create brand awareness and further enhance our overall group image. This is elaborated below in further details under the “Description of Business”.

Our market is Southeast Asia. We currently have business operations in Malaysia. We plan to expand to Indonesia, Vietnam, Thailand and the rest of South East Asia going forward.

We are offering 3,000,000 shares of our common stock pursuant to this prospectus at a price of US1.00 per share.

Our selling stockholders are offering 7,448,800 shares of our common stock at a price of US$1.00 per share.

Our commons stock is not publicly traded at the date of this prospectus.

Investment in our common stock involves a high degree of risk. See “Risk Factors”, beginning on page 3.

The Company’s management has considered whether there is substantial doubt about its ability to continue as a going concern due to the Company has yet to generate significant revenue of $3,239 for the year ended December 31, 2022. The Company has a net loss from operations of $208,700 and an accumulated deficit of $292,338 as of December 31, 2022. Based on the above considerations, the Company’s management is of the opinion that it will probably not having sufficient funds to meet the Company’s working capital requirements and debt obligations as they become due starting from one year from the date of this report. As a result, the Company’s management has determined there is substantial doubt about its ability to continue as a going concern.

Management is trying to alleviate the going concern risk by the following sources:

●	issuance of additional convertible notes;

●	financial support from the Company’s related parties and shareholders; and

●	obtaining funds through a future initial public offering.

Neither the Company, its executive, any company promoters or their affiliates intend for the Company, once reporting, to be used as a vehicle for a private company to become a reporting company. We do not believe the Company is a blank check company because the company has no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person, the Company has a specific and well-developed business plan and is engaged in and has generated revenues from that business.

1

OUR CORPORATE HISTORY AND ORGANIZATION

We were incorporated in Nevada on October 6, 2020. Mr. Sim is our founder, Chief Executive Officer, President, Secretary, Treasurer and Director. On December 22, 2020, we acquired 100% of the equity interests of Simson Wellness Tech. Corp. incorporated in Labuan, Malaysia (the “Labuan Company”), from our founder. On December 28, 2021, we acquired 100% of the equity interests of Simson Wellness Sdn. Bhd. (the “Malaysia Company”), from Simson Wellness Tech Limited, a private limited company incorporated in Hong Kong. All of our current operations are conducted in Malaysia.

The address of our executive offices is No.35-4, Jalan 8/146, Bandar Tasik Selatan, 57000 Kuala Lumpur, Malaysia and our telephone number at that address is + 60390562222. We have purchased https://simson-wellness.com as the address of our website which is under development. Information at our website will not be and is not a part of this prospectus and should not be relied upon for purposes of making a decision to purchase our common stock.

HOW WE ARE AFFECTED BY THE JOBS ACT

We are an emerging growth company as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS ACT”). We shall continue to be deemed an emerging growth company until the earliest of:

(a)	the last day of our fiscal year during which we have total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the U.S. Securities and Exchange Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)	the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective “initial public offering” registration statement;

(c)	the date on which we have, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d)	the date on which we are deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting. As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes. These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

2

RISK FACTORS

In addition to the forward-looking statements outlined in the preceding topic in this prospectus and other comments regarding assumptions, risks and uncertainties included in the description of our business and elsewhere in this prospectus, the following risk factors should be carefully considered when evaluating our business. Our business, financial condition and financial results could be materially and adversely affected by any of these risks. The following risk factors include all known material risks, but do not include factors or risks which may arise or result from general economic conditions that apply to all businesses in general or risks that could apply to any issuer or any offering.

RISKS RELATED TO OUR CORPORATION:

We have limited operating history and face many of the risks and difficulties which are frequently encountered by companies in the developmental stage. Our limited operating history may make evaluating our prospects difficult.

We are a development stage company, and to date, our development efforts have been focused primarily on the development and marketing of our business model. We have limited operating history for investors to evaluate the potential of our business development. We have not built our client base. In addition, we also face many of the risks and difficulties inherent in introducing our services. Our future will depend on our ability to bring our service to the market place and society, which requires proper and organized planning of providing a platform that is able to offer viable business solution, growth model and corporate development to the members in order to assist in their companies’ growth and expansion as well as increase every member’s loyalty towards the Company. The results of our operations can also be affected by our ability to enhance our services or to deliver consistent high-quality services to increase our competitive presence.

We have very limited financial resources. We have included a note to our financial statements expressing substantial doubt about our ability to continue as a going concern.

Lack of resources causes substantial doubt about our ability to continue as a going concern. You have no assurance that we will obtain necessary financing and, if we do, generate sufficient revenue or to become or to continue as a going concern.

We do not currently have a fully developed marketing plan, and as such we may not generate as much revenue as we anticipate.

Presently, we do not have a definitive marketing plan to acquire customers. It will take us time to develop a concrete marketing plan, and in the interim we will likely not be generating significant revenue or, in a worst-case scenario, any revenue at all.

Our business and marketing plans may be unsuccessful, which means that we may not be able to continue operations as a going concern.

Our ability to continue as a going concern is dependent upon our generating cash flow that is sufficient to fund operations or finding adequate investment or borrowed capital to support our operations. To date we have relied entirely on equity financing from our shareholders to fund our operations. Our business and marketing plans may not be successful in achieving a sustainable business and generating revenues. We have no arrangements in place for sufficient financing to be able to fully implement our business plan. If we are unable to continue as planned currently, we may have to curtail some or all of our business plan and operations. In such case, investors will lose all or a portion of their investment.

3

Concentration of ownership among our executive officers, directors and affiliates may prevent new investors from influencing significant corporate decisions.

As a result, significant influence over all matters that require us to obtain shareholder approval, including the election of directors to our board and approval of significant corporate transactions that we may consider, such as a merger or other sale of our company or its assets. This concentration of ownership in our shares by executive officers and affiliates will limit the other shareholders’ ability to influence corporate matters and may have the effect of delaying or preventing a third party from acquiring control over us.

Attached ownership percentages table among our affiliates:

	Number		Percentage
Name and address	Before	After(1)	Before	After(1)
5% or Greater Shareholders:
Guan Kok Lan (2)	10,875,000	10,775,000	12.55%	12.44%
IT Optical Talent Sdn. Bhd . (3)	8,000,000	7,900,000	9.24%	9.12%
Nplus Sdn. Bhd. (4)	7,460,000	7,360,000	8.61%	8.50%
Amcare Sdn. Bhd. (5)	7,460,000	7,360,000	8.61%	8.50%
Inki Strategic Partner Sdn. Bhd. (6)	6,350,000	6,250,000	7.33%	7.22%

Affiliates Shareholders:
Sim Eng Dee	50,000	0	0.06%	0%
Sim Siew Chui	50,000	0	0.06%	0%
Sim Pei Yee	30,000	0	0.04%	0%
Sim Pei Shan	25,000	0	0.03%	0%
Sim Ken Wee	18,600	0	0.02%	0%
Sim Eng May	10,000	0	0.01%	0%

Notes to table:

(1)	Assumes completion of all transactions described in this prospectus.
(2)	Guan Kok Lan is wife of our Chief Executive Officer and Director, Mr. Sim Eng Peng.
(3)	The controlling shareholder of IT Optical Talent Sdn. Bhd. is Madam Sim Eng Gay.
(4)	The controlling shareholder of Nplus Sdn. Bhd. is Mr. Sim Ken Neth.
(5)	The controlling shareholder of Amcare Sdn. Bhd. is Mr. Sim Ken John.
(6)	The controlling shareholder of Inki Strategic Partner Sdn. Bhd. is Madam Sim Eng Heang.

4

We will incur increased costs as a result of being a public company. These costs will adversely impact our results of operations.

As a public company, we will incur significant legal, accounting and other expenses that a private company does not incur. We estimate these expenses at $32,000 per year. At the date of this prospectus, we do not have the financial resources to absorb these expenses. Even though the Jumpstart Our Business Startups Act (JOBS Act) has as a purpose reducing the cost for some newly reporting issuers, we are uncertain whether the JOBS Act will apply to us and, if it does, the amount of cost reduction we can expect. The Sarbanes-Oxley Act of 2002 (SOX) and related rules resulted in an increase in costs of maintaining compliance with the public reporting requirements, as well as making it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance.

We have not established disclosure controls and procedures and controls over financial reporting. Without these controls, we may not accurately account for our financial transactions and report material transactions on a timely basis.

The Sarbanes-Oxley Act of 2002 (SOX) requires public companies to establish disclosure controls and procedures and controls over financial reporting and to periodically assess the effectiveness of the controls and procedures. Establishing and maintaining these controls and procedures is expensive. Satisfying the criteria for adequate controls and procedures is especially difficult for small public companies, such as we are, because limited personnel must perform tasks which should be divided among a greater number of personnel to achieve checks and balances. Without adequate controls and procedures, and periodically assessing the effectiveness of controls and procedures we do establish, you have no assurance that we will timely and accurately report financial and other material information to the public securities markets. Such failures may result in errors in our reports. And, the prospect of such failures and errors due to weaknesses in our controls and procedures may diminish the credibility of our reports filed under the Securities Exchange Act of 1934.

Our business will be exposed to foreign currency exchange risks.

We derive most of our revenue from the operations of our Malaysia Labuan. Our reporting currency is the U.S. dollar. We translate our results of operations using the average exchange rate for the period, unless the average is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions, and we translate our financial position at the period-end exchange rate.

Fluctuations in exchange rates in the Malaysian Ringgit (“RM”) could adversely affect our business and the value of our securities.

The value of the RM against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in Malaysia’s political and economic conditions. The value of our common stock will be indirectly affected by the foreign exchange rate between U.S. dollars and RM and between those currencies and other currencies in which our revenue may be denominated. Appreciation or depreciation in the value of the RM relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. As we rely entirely on revenues earned in Malaysia, any significant revaluation of RM may materially and adversely affect our cash flows, revenues and financial condition. For example, to the extent that we need to convert U.S. dollars we receive from an offering of our securities into RM for our operations, appreciation of the RM against the U.S. dollar could cause the RM equivalent of U.S. dollars to be reduced and therefore could have a material adverse effect on our business, financial condition and results of operations. Conversely, if we decide to convert our RM into U.S. dollars for the purpose of making dividend payments on our common stock or for other business purposes and the U.S. dollar appreciates against the RM, the U.S. dollar equivalent of the RM we convert would be reduced. In addition, the depreciation of significant U.S. dollar denominated assets could result in a change to our operations and a reduction in the value of these assets.

Malaysia is experiencing substantial inflationary pressures which may prompt the governments to take action to control the growth of the economy and inflation that could lead to a significant decrease in our profitability.

While we believe that the Malaysian economy has experienced rapid growth over the last two decades, they have also experienced inflationary pressures. As governments take steps to address inflationary pressures, there may be significant changes in the availability of bank credits, interest rates, limitations on loans, restrictions on currency conversions and foreign investment. There also may be imposition of price controls. If our revenues rise at a rate that is insufficient to compensate for the rise in our costs, it may have an adverse effect on our profitability. If these or other similar restrictions are imposed by a government to influence the economy, it may lead to a slowing of economic growth, which may harm our business, financial condition and results of operations.

5

If inflation increases significantly in SEA countries, our business, results of operations, financial condition and prospects could be materially and adversely affected.

Should inflation in SEA countries, including Malaysia, increase significantly, our costs, including our staff costs are expected to increase. Furthermore, high inflation rates could have an adverse effect on the countries’ economic growth, business climate and dampen consumer purchasing power. As a result, a high inflation rate in SEA countries, including Malaysia, could materially and adversely affect our business, results of operations, financial condition and prospects.

Currency exchange rate fluctuations may increase our costs.

The exchange rates between the U.S. dollar and non-U.S. currencies in which we conduct our business have and will likely fluctuate in the future. Any appreciation in the value of these non-U.S. currencies would result in higher expenses for our Company. We do not have any hedging arrangements to protect against such exchange rate exposures.

If you invest in our stock, your investment may be disadvantaged by future funding, if we need and are able to obtain it.

To the extent we need and obtain equity funding by issuance of convertible securities or common stock, or common stock purchase options or warrants in connection with either type of funding, you may suffer significant dilution in percentage of ownership and, if such issuances are below the then value of stockholder equity, in stockholder equity per share. Future increases in the number of our shares outstanding will have a negative impact on earnings per share, increasing the earnings we must achieve to sustain higher prices for our common stock. In addition, any debt financing we may secure could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital with which to pursue our business plan, and to pay dividends. You have no assurance we will be able to obtain any additional financing on terms favorable to us, if at all.

If Sim Eng Peng, our sole director and officer were leave the company prior to securing suitable replacements, we will be left without management and our business operations might need to be suspended or cease entirely all together.

We depend on the services of Mr. Sim, who are responsible for making corporate decisions which have significant impact on our operations. The loss of the services of our CEO and Director could have an adverse effect on our business, financial condition and results of operations. You have no assurance that Mr. Sim will not leave the Company or compete against us in the future, as we presently have no employment agreement with him. In such circumstance, we may have to recruit qualified personnel with competitive compensation packages, equity participation and other benefits that may affect the working capital available for our operations. Our failure to attract additional qualified employees or to retain the services of our CEO and Director could have a material adverse effect on our operating results and financial condition. We will fail without appropriate replacements.

6

If we are unable to effectively manage our growth, our ability to implement our business strategy and our operating results will likely be materially adversely affected.

Growth in our business, of which you have no assurance, will likely place a significant strain on our management, administrative, operating and financial infrastructures, which are limited. To manage our and their respective businesses and planned growth effectively, we and they must successfully develop, implement, maintain and enhance our financial and accounting systems and controls, identify, hire and integrate new personnel and manage expanded operations. Our and/or their failure to do so could either limit our growth or cause our or their respective businesses to fail.

If we are unable to hire qualified personnel and retain or motivate key personnel, we may not be able to grow effectively.

Our future success depends on our continuing ability to identify, hire, develop, motivate and retain skilled personnel for all areas of our organization. Competition in our industry for qualified employees is very intense. Our continued ability to compete effectively depends on our ability to attract new employees and to retain and motivate our existing employees.

We will engage in a highly competitive and sophisticated market in which we have limited prior experience. If we are unable to compete successfully in our market place, our business may fail or be less successful.

There are similar services in the current marketplace that compete with our core operating activities. Certain of these competitors and potential competitors have longer operating histories, substantially greater service development capabilities and financial, commercial and marketing resources. Competitors and potential competitors may also innovate services that are more effective or have other potential advantages compared to our service plan. In addition, research, development and commercialization efforts by others could render our services provided obsolete or non-competitive. Certain of our competitors and potential competitors have broader services offerings and extensive client bases, allowing them to adopt aggressive pricing policies that would enable them to gain market share. Competitive pressures could result in price reductions, reduced margins and loss of market share. We could encounter potential members that, due to existing relationships with our competitors, are committed to services offered by those competitors. As a result, those potential members may not consider utilizing our services.

Security and privacy breaches in our e-commerce platform may expose us to additional liability and result in the loss of customers, either of which events could harm our business and cause our stock price to decline.

Any inability on our part to protect the security and privacy of our e-commerce platform could have a material adverse effect on our profitability. A security or privacy breach could:

-	Expose us to additional liability;
-	Increase our expenses relating to resolution of these breaches; and
-	Deter customers from using our product.

You have no assurance that our use of applications designed for data security will effectively counter evolving security risks or address the security and privacy concerns of existing and potential customers. Any failures in our security and privacy measures could have a material adverse effect on our business, financial condition and results of operations.

7

We could incur substantial losses from employee fraud and, as a result, our business would suffer.

The nature of our e-commerce platform makes us vulnerable to employee fraud or other internal security breaches. You have no assurance that our internal security systems will prevent material losses from employees’ fraud. Although we will take every reasonable effort to ensure that employee fraud does not take place, we cannot make assurances that our efforts will be successful.

Our e-commerce platform might be used for illegal or improper purposes, which could expose us to additional liability and harm our business.

Despite measures we have taken to detect and prevent identify theft, unauthorized uses of credit cards and similar misconduct, our e-commerce platform remain susceptible to potentially illegal or improper uses. Despite measures we have taken to detect and lessen the risk of this kind of conduct, you have no assurance that these measures will succeed. Our business could suffer if customers use our system for illegal or improper purposes.

We may experience breakdowns in our e-commerce platform that could damage customer relations and expose us to liability, which could affect adversely our ability to become profitable.

A system outage or data loss could have a material adverse effect on our business, financial condition and results of operations. To operate our business successfully, we must protect our systems from interruption by events beyond our control. Events that could cause system interruptions include:

-	Fire;
-	Flood
-	Earthquake;
-	Terrorist attacks;
-	Natural disasters;
-	Computer viruses;
-	Unauthorized entry;
-	Telecommunications failure;
-	Computer denial of service attacks; and
-	Power loss and country blackouts and lockdown.

We may not protect our proprietary technology effectively, which would allow competitors to duplicate our e-commerce platform. This would make it more difficult for us to compete with them.

Our success and ability to compete in our markets depend, in part, upon our proprietary technology. We rely primarily on copyright, trade secret and to protect our technology including the source code for our proprietary software, and documentation and other proprietary information. We have not been granted any patents for features of our e-commerce platform. You have no assurance that any of our patent applications will be granted or that if they are granted, they will be valid. A third party might try to reverse engineer or otherwise obtain and use our technology without our permission, allowing competitors to duplicate our product and services.

RISKS RELATED TO INVESTMENT IN OUR SHARES:

Sim Eng Peng who is offering our shares will have a conflict of interest because he will also be selling shares for his own account, which could result in our sale of an insufficient number of shares to necessary to fund our business plan.

Mr. Sim, our sole director and officer, will be selling shares on behalf of the Company in this offering. He will simultaneously be able to sell shares of stock that he owns and are registered for resale pursuant to this offering. This conflict of interest could divert Mr. Sim’s time and attention in selling our shares since he will also be able to sell his own shares. This could result in less capital raised by the company, and a lessened desire for investors to purchase shares. As a result of this potential conflict of interest your investment could be adversely affected.

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During this offering, Mr. Sim will prioritize in selling shares of the company over selling his own shares. Mr. Sim will only proceed to sell his own shares once all 3,000,000 of the company’s shares are successfully sold. In the circumstance where the 3,000,000 shares of the company were fully sold, Mr. Sim will then sell his own shares according to the Selling Shareholders list.

The primary offering on behalf of the Company is separate from the secondary offering of the selling stockholders in that the proceeds from the shares of stock sold by the selling stockholders, including Mr. Sim, will go directly to them, not the Company. Once all shares offered by the Company have been sold, Mr. Sim will advise further investors to whom he sells shares that proceed are going not to the Company or but directly to him.

Shares sold by the selling shareholders may limit the amount of proceeds raised in the primary offering

We are only selling 3,000,000 of the 10,448,800 shares being registered in this offering, this may result in competition between us and the selling shareholders who may offer to the same investor groups. As such, it may limit the amount we are able to raise in the primary offering.

You may find it difficult to sell our shares because there is no public market for our shares and you have no assurance a public market will develop.

There is currently no market for our common stock. You will only be able to sell our shares if a public market develops for our stock. If a public market does develop, you have no assurance how sustained or active the public market for our common stock will become or remain. It is likely that the public market for our common stock will be volatile, in that it may be subject to wide and unpredictable price and volume swings. Accordingly, you may find it difficult to sell our common stock should you invest in it.

“Penny stock” rules may make buying and selling our common stock difficult.

You have no assurance trading in our common stock will not be subject to the “penny stock” rules of the Securities and Exchange Commission. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock and limiting the number of broker-dealers who will accept our common stock in their customers’ accounts. As a result, you may find it more difficult to sell our common stock into the public market.

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We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three years period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of any December 31, in which case we would no longer be an emerging growth company as of the following December 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We may not eligible quoted on OTCQB marketplace.

We may never have a public market for our common stock or may never trade on a recognized exchange. Therefore, you may be unable to liquidate your investment in our stock. There is no established public trading market for our securities. Our shares are not and have not been listed or quoted on any exchange or quotation system.

In order for our shares to be quoted, a market maker must agree to file an application with the Financial Industry Regulatory Authority (FINRA) for a trading symbol, which if issued would facilitate quotation of our common stock quoted on the OTCQB. Even if we are assigned a trading symbol, it is possible that a regular trading market will not develop or that if it did develop, will be sustained. In the absence of a trading market, an investor may be unable to liquidate their investment.

HOW WE DETERMINED THE OFFERING PRICE

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of the shares of common stock was arbitrarily determined. The offering price was determined by us and is based on our own assessment of our financial condition and prospects, limited offering history, and the general condition of the securities market. It does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

HOW WE INTEND TO USE THE PROCEEDS FROM THE SALE OF OUR SHARES

We are offering 3,000,000 shares of our common stock on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $1.00.

The following table sets forth the uses of proceeds for the next 12 months assuming the sale of 100%, 75%, 50%, and 25% of the securities offered for sale by the Company. You have no assurance that we will raise the full $3,000,000 as anticipated.

Planned Actions	25% Sold	50% Sold	75% Sold	100% Sold
Funding of Day to Day Operations	$75,000	$150,000	$225,000	$300,000
Platform development and maintenance cost	75,000	150,000	225,000	300,000
Hiring Staff and Paying Salaries	225,000	450,000	675,000	900,000
Payment for Ongoing Reporting Requirements	150,000	300,000	450,000	600,000
Business Development Costs	225,000	450,000	675,000	900,000
TOTAL	$750,000	$1,500,000	$2,250,000	$3,000,000

The above figures represent only estimated costs for the next 12 months. Funds may be allocated in differing quantities should the Company decide at a later date it would be in the Company’s best interests.

The Company estimates the costs of this offering at about $38,000. All expenses incurred in this offering are being paid for by the Company. The Company will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to fund the offering.

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ESTIMATED DILUTION TO PURCHASERS OF OUR COMMON STOCK

You may experience significant dilution in the value of your investment in our common stock at a price of $1.00 per share. Dilution represents the difference between the price you pay and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered – see, “How We Have Determined The Offering Price” – and because our existing stockholders have paid substantially less than the initial offering price of $1.00 per share. Dilution of the value of the shares you purchase will result in a higher book value of the shares held by our existing stockholders.

% sold	Total outstanding	Net tangible book value /share	Increase/share to existing stockholders	% owned by existing stockholders	Dilution/share to new stockholders	% owned by new stockholders
25%	87,373,800	$0.015103	$0.008527	99.1%	$0.985	0.9%
50%	88,123,800	$0.023485	$0.016910	98.3%	$0.977	1.7%
75%	88,873,800	$0.031726	$0.025150	97.5%	$0.968	2.5%
100%	89,623,800	$0.039829	$0.033253	96.7%	$0.960	3.3%

Net Value Calculation

If 100% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$330,296
Net proceeds from this offering	3,000,000
$3,330,296
Denominator:
Shares of common stock outstanding prior to this offering	86,623,800
Shares of common stock to be sold in this offering (100%)	3,000,000
89,623,800

Net Value Calculation

If 75% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$330,296
Net proceeds from this offering	2,250,000
$2,580,296
Denominator:
Shares of common stock outstanding prior to this offering	86,623,800
Shares of common stock to be sold in this offering (75%)	2,250,000
88,873,800

Net Value Calculation

If 50% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$330,296
Net proceeds from this offering	1,500,000
$1,830,296
Denominator:
Shares of common stock outstanding prior to this offering	86,623,800
Shares of common stock to be sold in this offering (50%)	1,500,000
88,123,800

Net Value Calculation

If 25% of the shares in the offering are sold

Numerator:
Net tangible book value before the offering	$330,296
Net proceeds from this offering	750,000
$1,080,296
Denominator:
Shares of common stock outstanding prior to this offering	86,623,800
Shares of common stock to be sold in this offering (25%)	750,000
87,373,800

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PLAN OF OPERATIONS

You have no assurance we will be able to sell the 3,000,000 shares offered by this prospectus. If we do not complete the sale of all the shares we are offering, we may not become a publicly traded company. Assuming we sell the 3,000,000 shares, we will allocate the fund raised as 45% to platform development, 40% to Marketing & Business Development, and 15% for company Operating Expenses. The following sets forth the business activities we plan to undertake in the next twelve months following completion of the sale of our shares and the cost of such activities.

In the first 1 to 3 months, we will focus on the platform development. We have divided into 2 phases to come out with a marketplace and ERP solution for Simson Wellness. The platform will act as a Business-to-Business (“B2B”) Marketplace Solution that will bridge the gap between the manufacturers of optical products and their end-markets in the optical industry. For our platform development, we have engaged Heptron Sdn Bhd, an independent third party Information Technology (“IT”) & ERP developer who would architect, supply, setup, implement, commence, hosting, maintain and support a total IT solution not limited to marketplace, eCommerce, ERP, Point-Of-Sales (“POS”) and HRMS for us.

We are currently working on the workflow schematic and blueprint {figure1} of the platform by improving the ordering flow from Manufacturer to Vendors as well as stock control in the platform. It is being drafted together with compiling of database of the different products in various categories. For example, a single product type of contact lens can be categorized into 3 categories such as long sightedness, short sightedness, and astigmatism, this can then be further segregated into different categories into colour, thickness, reusable, and daily disposable.

Reviews will also be done on the initial platform design. We estimate the cost for this platform development fee is at $12,500 on a monthly basis.

At this point, the platform is about 50% completion which are mostly on the database. Below is a diagram showing Phase 1 of the platform development and other related modules.

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In 3 to 6 months period, we will commence test run on the platform. We will target to start to transfer our existing suppliers and retailers from offline to online to our platform while continuously working with the software house to further develop our platform.

In the 6 to 9 months period, we will be focusing on Phase 2, which is the ERP solutions {Figure 2} are also being developing. It will integrate both backend (stock control, payment system, etc) and frontend (user interface, website layout design, etc) of the platform, we will develop the features of our platform to include stock management system for suppliers, and third party logistics provider with delivery tracking system. At this phase, the platform developers will include functions to include features where the suppliers will be able to list their optical products consisting of items such as frames, lenses, contact lenses, and optical accessories, thus building their Stock Keeping Unit (“SKU”) on our platform. We will also include payment gateway and credit system for optical retailers to ease their purchases. We estimate the cost for this ERP module solution to be $75,000.

For the 9 to 12 months period, we would continue for marketing and business development to increase the database compilation. During this time, we will continue our effort in marketing and promotion strategies. For the marketing expansion and strategies, we have reached out optical retailers throughout the whole West Malaysia at the current stage. We expand the market by approaching door to door to increase our B2B database platform. At this time, we have information of 1,521 numbers of customers and 28 numbers of vendors in our database.

Concurrently, we will start to promote our platform to optical retailers through dual marketing channels, both offline marketing through groups and associations, flyers, and radio advertising as well as online channels on social media etc. We intend to launch referral as a reward scheme at the beginning of platform’s operation to attract the users. Each user will have their unique referral code which can be shared externally. The invited new users will receive credits in their accounts. The credits can be converted into money and can be deductible during check out. In the return, the referrers also will obtain extra 10% credits.

We will also allocate 15% from the raised fund for company Operating Expenses such as, platform maintenance fee, hiring, administration cost, and more. Many optical retail shops in Malaysia do not get sufficient training on the knowledge of the optical products from the distributors due to limited workforce and time consuming. Thus, with the lack of knowledge on optical products, their products are outdated from latest trend. Thus, company require to hire experienced employees that equip with optical knowledge which allow us to keep our platform optical products up to the current technology and trend.

We are targeting to get at least 2,600 optical retailers onboard to our platform by end of fourth quarter of 2023 or 1st quarter of 2024. This not only encompass optical retailers in Malaysia but in South East Asia as well. In terms of SKU we are targeting 100,000 products online by end of fourth quarter of 2023.

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Below is the Website and Platform that is currently “under development”

In the B2B Platform (example)

Whilst the platform is ongoing developing, we are currently doing sales offline. For this, we have to pre-order our stocks to ensure availability of supply. Manufacturers also face the challenges of raw material shortages and now requires a longer delivery period. All this is due to shortages in the market after the Covid 19 pandemic. Currently, the market environment is highly competitive with competitors working on price war. This situation would be short term as once the economy stabilizes after the pandemic, prices will revert back accordingly to ensure sustainability in the business. At the moment, end users are also capitalizing on the current economic climate to obtain good bargains.

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Moving forward, market opportunity in Malaysia, Simson’s future plan is to expand its optical platform integration to countries in South East Asia (SEA) and ASIA – RCEP. As indicated on the below diagram, there is approximately 660 million population in SEA and 2.2 billion population in the whole of Asia – RCEP.

In 2018, Malaysia has about 3,542 eyewear retailers and it is expected to continue to grow driven by steady economy. However, due to the Covid-19 pandemic in 2020 till beginning 2022, there has been a noticeable decline and growth has also been hampered. At the start of 2nd quarter of 2022, different industries begin to resume their businesses.

The eyewear retail market in Malaysia is fairly consolidated and dominated by key eyewear retail chains. They constitute about 26% of the market size. These eyewear retail chains operate retail stores throughout the country and enjoy economies of scale whilst the smaller retailers will have very small market fraction.

Below are potential market opportunities for Simson Wellness as single or small eyewear retailers serving end users are unable to compete with the key eyewear retail chains. With our platform, we will be able to reduce their pain points with consistent and competitive pricing, single ordering system, a variety of choices for the different categories of products as well as training or information provided.

Market Opportunities:

Numbers of population with visual impairments – there is an increase of children and teenagers requiring visual aids due to increase usage of technological devices such as mobile phones, computers, tablets etc. Secondly increasing number of aging populations which constitute about 7% of Malaysia’s population.

Increase awareness of Eye Care – with the Malaysian economy being more developed and the people looking into better quality in life and achieving higher purchasing power, Malaysians are now seeking better eye health by doing regular eye checks that are made easy by leading optical retailers. This in return will drive higher demand for optical products.

Fashion trend setters – new trend set by popular groups have influenced consumers to regularly update their styles. This also drives the demand for optical products.

Promotions - creating attractive sales and promotional activities to attract customers via online, live shows, retail etc.

Cross border expansion - market expansion to neighboring countries like Singapore, Thailand, Indonesia etc.

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With such opportunities, we provide below the Revenue Model Illustration (est.)

Projected Revenue, Profit & Cash Flow

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MANAGEMENT’S DISCUSSION AND ANALYSIS

Results of operations for year ended December 31, 2022 and December 31, 2021

Revenue

For the period from January 01, 2022 to December 31, 2022, the Company generated revenue income in the amount of $ 3,239. For the period from January 01, 2021 to December 31 2021, the Company generated revenue income in the amount of $ 8,137. The revenue generated was the referral fee charged to suppliers for product transacted through our Company.

The inflationary pressure in Malaysia has direct impact to our cost of sales and operation expenses. Rising rents, utilities and wages would drive up our overhead costs. All these rising costs would put a strain on our business in the long run if we could not source new funds to support our operations or align these increased costs to our revenue.

The rising inflation threat is expected to lower purchasing power for most Malaysians. As price rise, people buy less, and this overall effect of dampening consumer demand ripples throughout the economy. For businesses selling discretionary goods and services, demand may fall throughout extended inflationary periods.

In the event of Russia’s invasion of Ukraine, there is no foreseeable direct impact, however, there are indirect disruption of global supply chain.

Cost of Revenue and Gross Margin

From the Company’s date of inception, October 6, 2020 to the period ended December 31, 2022, the Company did not have cost of revenue.

Other income

For the period from January 01, 2022 to December 31, 2022, the Company generated other income in the amount of $ 8,169. For the period from January 01, 2021 to December 31, 2021, the Company generated other income in the amount of $25,244.

Selling and Distribution Expenses

From the Company’s date of inception, October 06, 2020 to the period ended December 31, 2022, the Company did not have any selling and distribution expenses.

General and Administrative Expenses

For the period from January 01, 2022 to December 31, 2022, the Company had general and administrative expenses in the amount of $ 224,161, which was primarily comprised of professional fees, marketing expenses, website development expenses and employee reimbursement. For the period from January 01, 2021 to December 31, 2021, the Company had general and administrative expenses in the amount of $ 93,865.

Net (Loss)/Profit

For the period from January 01, 2022 to December 31, 2022, the Company has incurred a net loss of $ 208,700. For the period from January 01, 2021 to December 31, 2021, the Company has generated a net loss of $ 65,280.

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Liquidity and Capital Resources

As of December 31, 2022 and December 31, 2021, we had $ 31,986 and $ 610,947 of cash and cash equivalents respectively. We expect increased levels of operating activities going forward will result in more significant cash flows.

We depend substantially on financing activities to provide us with the liquidity and capital resources we need to meet our working capital requirements and to make capital investments in connection with ongoing operations. From the Company’s date of inception October 06, 2020 to the period ended December 31, 2022, we have met these requirements primarily by sales of our common stock.

Cash Used in Operating Activities

For the year ended December 31, 2022 and 2021, net cash used in operating activities was $785,170 and $50,696, which were the result of our net loss attributable to selling and distribution costs, and professional fees as well as other payables and accrued liabilities.

Cash Used in and Provided from Investing Activities

For the year ended December 31, 2022, net cash used in investing activities was $25,244 which were the result of purchase of intangible asset. For the year ended December 31, 2021 net cash provided from investing activities was $17,711, which were the result of our gain on negative goodwill.

Cash Provided from Financing Activities

For the year ended December 31, 2022 and 2021, the net cash provided by financing activities were $243,719 and $ 634,630 respectively and was the result of monies collected from the sales of our common stock.

Between the period of October 6, 2020 to February 19, 2021, the Company sold shares of common stock to 11 foreign parties, all of which do not reside in the United States. A total of 85,000,000 shares of restricted common stock were sold at a price of $0.0001 per share. The total proceeds to the Company amounted to a total of $8,500 went to the Company to be used as working capital.

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On May 25, 2021, the Company issued 412,800 shares of restricted common stock to 15 foreign parties, all of which do not reside in the United States. A total of 412,800 shares of restricted common stock were sold at a price of $0.05 per share. The total proceeds to the Company amounted to a total of $20,640 went to the Company to be used as working capital.

Between the period of July 22, 2021 to September 02, 2021, the Company issued 1,211,000 shares of restricted common stock to 4 foreign parties, all of which do not reside in the United States. A total of 1,211,000 shares of restricted common stock were sold at a price of $0.50 per share. The total proceeds to the Company amounted to a total of $605,500 went to the Company to be used as working capital.

As of December 31, 2022 the Company has an issued and outstanding common share of 86,623,800.

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OUR BUSINESS

Company Overview

We are a startup early-stage company developing an optical e-commerce platform targeting to bring the manufacturers or distributors closer to the end market and retailers. Our optical platform is being developed to offer a wide range of more than 100,000 types of optical products for retail stores in Malaysia. Although at present our business is solely to companies located in Malaysia, it is the Company’s intention to expand our business to South East Asia region.

INDUSTRY OVERVIEW

This section includes market and industry data that we have developed from publicly available information; various industry publications and other published industry sources and our internal data and estimates. Our internal data, estimates and forecasts are based upon information obtained from trade and business organizations and other contacts in the market in which we operate and our management’s understanding of industry conditions.

As of the date of the preparation of this section, these and other independent government and trade publications cited herein are publicly available on the Internet without charge. Upon request, the Company will also provide copies of such sources cited herein.

Market Segment

Asia Pacific Overview

The Asia-Pacific eyewear market is growing at a modest rate which is due to the increasing number of myopia issues. In 2020, the Asia Pacific eyewear market was worth about USD26.4 billion and is expected to be worth about USD34 billion in 2027 with a CAGR of 4% growth during the forecasted period (2021 – 2027). The growth is attributed to the growing awareness of eye health and the prevalence of eye defects such as acute myopia which is affecting the younger age group who is using more computers, smartphones etc. which has led to an increase in Computer Vision Syndrome (CVS) and also as a trendy accessory during this period1.

1 https://www.blueweaveconsulting.com/report/asia-pacific-eyewear-market-bwc20121

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Asia-Pacific Eyewear Market Trend

Growth Drivers

High Incident Rate of Myopia

Asians suffer from myopia more than non-Asian populations – according to the National Health Commission, around 50% of Chinese people have myopia, and in comparison, to this, the global average is about 30%. Similarly, in Korea, where majority of the population already suffers from vision impairments with children suffering from myopia increasing rapidly. Same thing for India – according to the India Vision Institute, myopia is currently an issue with 7-8% of children aged 5 to 15 in India with this problem and the number is expected to grow substantially1.

Growing Awareness About Eye Protection

In recent years, people are starting to be aware of eye protection i.e. protecting their eyes from harmful radiation etc by starting to use eyewear product like sunglasses and refractive glasses to protect their eyes. Extreme usage of mobile phones, laptops etc can cause computer / mobile eye strain, dry eye and irritation, headaches, blurred vision etc. With the thinning of the ozone layers, more UV rays can penetrate through further affecting our vision and as prevention, people are looking into using protective eyewear. All this results in increasing demand for eyewear and favoring the growth of the eyewear industry in Asia Pacific2

1 https://www.ncbi.nlm.nih.gov/pmc/articles/PMC4675264/

2 https://www.blueweaveconsulting.com/report/asia-pacific-eyewear-market-bwc20121

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Malaysia3

The market size of the eyewear retail market in Malaysia increased from $ 0.35 million in 2014 to $ 0.47 billion in 2018 at a CAGR (compound annual growth rate) of approximately 5.8%. The growth of the economy in Malaysia, coupled with the rising awareness of eye health and demand for protective optical products have also promoted the development of the eyewear retail market in Malaysia. As such, the demand for optical products particularly prescription glasses and contact lenses which are viewed as necessities is expected to continue growing. The rising rate of myopia(nearsightedness) and hyperopia(farsightedness) in the country also contributed to the steady growth of the eyewear retail market from 2014 to 2018. Together with the rising fashion consciousness due to some reputable international fashion brands setting up their exclusive stores in the country, optical products have become trendy and fashionable.

During the forecast period from 2019 to 2023, the market size is expected to grow at a similar pace at a CAGR of approximately 5.9%. The eyewear retail market in Malaysia is forecasted to continue its growth during the forecast period as the population continues to experience an increase in visual impairment conditions from the high usage of technological devices, such as smartphones, tablets and computers. Apart from that, the introduction of innovative optical products such as functional lenses like ultraviolet ray protection, anti-blue light, as well as transition and progressive lenses is expected to increase the demand for optical products. Together with the growing population requiring vision correction, the expected increase in the demand due to the appearance of innovative optical products will continue to drive the eyewear retail market in Malaysia.

3 http://corpsv.etnet.com.hk/data/documents/ipo/20200327/HKEX-EPS_20200327_9207012_0.PDF

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High-end segment

The growth of high-end optical products was mainly driven by the increasing prices of high-end optical products which are mainly imported from overseas and increasingly sophisticated preferences of the population which opts for known luxury brands. In the forecast period, the high-end segment is estimated to increase at the slowest pace. The slowdown in growth rate can be explained by the expectation of volatility of Malaysian Ringgit due to the trade dispute between the US and China, potentially driving the prices of premium products upwards which may affect the demand for the products of the high-end segment.

Mid-end segment

Regarding the mid-end segment, the market development lagged behind both the mass-segment and high-end segment from 2014 to 2018 largely due to the changing consumer preference. On one hand, some of the consumers are more interested in buying OEM/ ODM optical products due to the lower product prices. On the other hand, the growing Malaysian middle class indicates that some of the consumers who have a stronger purchasing power are more interested in purchasing optical products from luxury brands. The growth of the mid-end segment is expected to remain as the largest contributor to the industry revenue by accounting a share of approximately 37.3% in 2023. The stable growth is expected to be driven by the growing middle-income population in Malaysia. As the average household income continues to grow, a larger majority of the population is more willing to opt for more premium and branded optical products, contributing to a more stable demand for optical products in the mid-end segment.

Mass-market segment

The growth of the mass-market segment can be explained by the increasing effort of retailers of optical products to offer numerous OEM optical products to the market, generally at a lower price compared to other branded products. The mass-market segment is expected to record the strongest growth in revenue among the three market segments at a CAGR of approximately 6.6%. Meanwhile, the mid-end segment and high-end segment is expected to grow at the CAGRs of approximately 6.2% and approximately 4.7%, respectively.

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Market size by types of products

From 2014 to 2018, contact lenses recorded the strongest growth while frames experienced the lowest growth among the types of optical products. The growth in sales value of lenses can be attributed to the additional function of lenses, such as ultraviolet ray protection and anti-blue light. In addition, increasing visual impairment and ageing population also drove the growth in the revenue for both lenses and frames as more people require spectacles. Meanwhile, the growth of sales value of contact lenses was largely due to the introduction of advanced lenses with better features, such as breathable lenses which provide more comfort to consumers and addresses pain points, such as dry eyes and redness from prolonged usage. Regarding the sunglass products, the growth of sales value was mainly driven by the increasing awareness of ultraviolet ray protection in Malaysia, increasing the demand for and the sales value of sunglasses.

Moving forward, contact lenses is expected to continue to record the strongest growth while frames will experience the lowest growth among the types of optical products from 2019 to 2023. Tracking closely to the growth of the overall eyewear retail market, the growth in such value of lenses and frames can be attributed to the continuously increasing visual impairment conditions of the population as well as the ageing population. Apart from that, the additional function of lenses such as ultraviolet ray protection, anti-blue light and transition lenses will increase the sales value of the lenses. Also, contact lenses will continue to be driven by newer and higher value products with features that address pain points of consumers such as dry eyes and redness from prolonged usage. Also, the expected growth of the sales value of sunglasses can be explained by the increasing awareness of ultraviolet ray protection, together with the growth of online retailing platforms selling sunglasses.

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Number of eyewear retail stores in Malaysia

Currently, approximately 80% of eyewear retail stores are located in Peninsular Malaysia where the majority of the Malaysian population is based, while the remaining 20% of eye wear retail stores are located in East Malaysia. The following chart sets out the number of eyewear retail stores in Malaysia from 2014 to 2018:

The number of eyewear retail stores in Malaysia grew at a CAGR of approximately 6.9% from approximately 2,714 stores in 2014 to approximately 3,542 stores in 2018. The growth in the number of eyewear retail stores is primarily attributed to the growth of the eyewear retail market, mainly due to the expansion of their retail network through the launch of new stores in order to cater to the growing consumer base and the demand for optical products. The increasing number of new shopping malls from 2014 to 2018 also provided opportunity for the retailers of optical products to set up eyewear retail stores in the newly-launched malls. Newly-launched malls often offer discounted rental for the first year to attract tenants and increase the occupancy rate. During the forecast period from 2019 to 2023, it is estimated that the number of eyewear retail stores will grow at a CAGR of approximately 5.6%. While the economic uncertainty resulted by the US-China trade war and the lower consumer sentiment are expected to slightly dampen the growth momentum, the opening of several large new shopping malls in major cities as well as the expected downward pressure on rental of private commercial premises will act as the key drivers for major retailers of optical products to continue their retail network expansion, increasing the number eyewear retail stores in the near future.

BUSINESS INFORMATION

Simson Wellness Tech. Corp. Corporate Structure

Simson Wellness Tech. Corp., a Nevada corporation, is a company that operates through its wholly owned subsidiary, Simson Wellness Tech. Corp., a Company organized in Labuan, Malaysia. It should be noted that our wholly owned subsidiary, Simson Wellness Tech. Corp., owns 100% of Simson Wellness Sdn. Bhd., the operating Malaysia Company which is described below. All of the previous entities share the same business plan.

Note: The purpose of the Labuan, Malaysia company is to function as the current regional hub, carrying out the majority of physical operations of the Company. Our services currently cover Malaysia and will further expand to other Southeast Asia countries. The Labuan company is part of our international business structure that encompasses our expansion plans and provides other trade and tax benefits.

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Through our Malaysia subsidiaries, we are currently providing referral services to optical manufacturers, wholesalers and distributors to retail optical shop owners (“optical retailers”) via our optical retailer database system. and connecting them to manufacturers and distributors. We are relying on the network and connection of our CEO, Mr. Sim Eng Peng, who have more than 30 years of complementary experiences and expertise across optical industry, to source for optic retailers and build our retailer database system across Malaysia and going forward, other Southeast Asia countries. Currently we are providing the referral services to one optical wholesaler who is a related party.

E-commerce platform

The existing eye-wear market in South East Asia is characterized by many small optical retail stores that are struggling with the high cost of ordering from manufacturers (bulk purchase and down payment deposits) and the risk of not getting latest trendy stocks (e.g. popular model of eyewear) from manufacturers due to the low order volume. On the other hand, the suppliers (manufacturers) have to spend a lot on advertisement and promoting their products through various marketing channels in order to reach their potential target customers. They wouldn’t able to accept and deliver orders in smaller quantities due to sorting and delivery cost.

Our Malaysia subsidiary, Simson Wellness Sdn. Bhd. plan to develop an optical e-commerce platform with Business-to-Business (“B2B”) business model which bring manufacturers or distributors of optic products closer to the optic retailers. We plan to incorporate a complete Enterprise Resource Planning system (“ERP”) and Human Resource Management system (“HRMS”) into our platform. We plan to have user-friendly customer interface, inventory, accounting, analytics, online payment, logistics and reward points management.

Our online platform aims to have optical wholesaler, manufacturers and distributors to list a wide range of optical products which include eyeglasses and sunglasses with various type of frame material (e.g. copper, stainless steel, titanium), color, shape and contact lens with customized function. This would provide abundance of choices for optical retailers. Currently our business is solely based in Malaysia. However, once we fully develop our online platform, we intend to expand our reach to optical wholesalers, manufacturers and distributors in other Southeast Asia countries.

We plan to attract manufacturers and suppliers to list on our platform by offering them a consistent and sizable bulk order. We plan to achieve this relying on our CEO, Mr. Sim Eng Peng’s network and access to over 1,800 retail outlets, of which he had consolidated and will be channeled towards our platform. Our platform will also analyze these retailers’ past data and identify their preference and purchasing behavior, thus able to offer targeted marketing services and more efficient logistic data to suppliers.

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On the optic retailer side, we target to attract optic shop owners to join our platform through ease of access to source and secure optical products without going through tedious processes and also obtain a wide range of product varieties at competitive prices without restrictions. Our platform target to consolidate optic retailers’ purchases and order in bulk to the supplier side. We have identified third party logistics provider that will take care of warehousing, stock keeping, sorting and delivery. Through our platform, optic retailers no longer need to keep stock on their own but can order stocks whenever required. Our platform also intends to provide products knowledge and online training to the optic retailers so they are updated to the latest product technicalities.

Our general business model process is described as diagram below:

At present, all plans pertaining to the future development of our e-commerce platform are in development, and we cannot state with any certainty how much time, capital, or other resources will be required to fully develop our e-commerce platform.

Onboarding process:

Validation

●	Manufacturers and suppliers – We will demonstrate our platform to suppliers and provide our quotation for the services. Upon confirmation, we will enter into a service agreement and create an account with our suppliers on yearly basis.

●	Optic Shop Owner – Retailers need to create an account to gain access in our platform.

Products

●	Suppliers will upload the product catalog and price of products in our platform.

●	Optic retailers will make order through the platform.

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Ordering

●	Platform will consolidate orders from various retailers and send order request to suppliers upon achieving minimum order quantity (“MOQ”) or maximum period of 3 days.

●	Platform will then execute the order upon confirmation to the suppliers.

Delivery

●	Upon receiving orders, suppliers will dispatch the order to our delivery partner’s just-in-time warehouse for repackaging and sorting before deliver to the optic retailers.

Core competency

Establishing a reputation of value for money optical product player in the market

Unlike most optical players in town which attract customers through promotions but only on selected items, we intend to make most items prices on our platform comparable, if not below. We will be in a position to do so leveraging on the Founder’s existing network and marketing reach which will enable us to deal directly with manufacturers or through regional wholesalers or distributors where most optical players also sourced from.

Fully integrated, efficient and scalable IT infrastructure and process flow which facilitate collaboration with partners to quickly scale up customers / memberships

Our infrastructure will be developed by outsourcing to third party vendors. Our technology infrastructure, which will include key features such as user-friendly customer interface, inventory, accounting, analytics, online payment, logistics and reward points management are being supported by algorithms which allows paperless and seamless integration with supply chain of products and delivery of products, to the extent that delivery of goods to customer and supply of goods from vendors will be carried out efficiently.

In addition to this, our and ownership over infrastructure would also allow licensing of our system via partnering strategy which will fast track their regional market expansion and reach in South East Asia region, especially in the immediate future.

Market driven leader Mr. Sim with complementary experience and skills is ready for regional market expansion

Our director, Mr. Sim comes with 30 years of complementary experiences and expertise across the optical industry. His combination of technical strength, entrepreneurial experience and business network is core to our expansion plan to duplicate and scale its business model across major cities in Malaysia and South East Asia.

Marketing

The Company plans to position itself to market with e-commerce platform that includes the ability to check stock in local stores, or sending push notifications when optical retailers get within a certain range of a local warehouse to be able to target them with personalized offers.

The Company plans to focus its intention on cultivating good customer experience by managing both orders and returns seamlessly and efficiently as possible. Features such as delivery and returns tracking will be integrated in to the platform to give users more control and engagement with the buying process. Creating membership and loyalty rewards options will keep customer coming back.

Currently, groundwork has already commenced with sales personnel going to the different states to study and obtain market information from outlets, local buying preferences as well as introducing the eCommerce platform and providing them with contacts and product information. Their contacts will also be registered and updates will be furnished to these B2B users. These potential B2B users will be given an initial one-time rebate when they sign up and start purchasing on the platform. Subsequent top ups will attract other offers and discounts. Other possible incentives like referral points when introducing other B2B users to open accounts on the platform.

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For suppliers, it will be via Mr. Sim’s contacts and also via advertising and electronic direct mailing.

Positioning Simson Wellness Tech. Corp. as an environment and or health-conscious brand would be a strong differentiator in the market, since the competition has not adopted this strategy yet.

Competition

Simson Wellness Tech. Corp. has direct contacts with vendors, manufacturers, wholesalers and main distributors in the optical products supply chain. The Company intends to attract vendors as many of them are not IT-savvy or familiar with e-commerce operations but wish to participate in the growing internet business. Dealing directly with us also allows better margin for suppliers as we partner with third party logistics players that able to handle logistics and distribution i.e. order picking, sorting and delivery which saves cost for suppliers and ensure delivery to the optical retailers efficiently.

Future Plans

Moving forward in the Optical Industry

We intend to be the leading optical products and service provider in ASEAN region. By bridging the gap between suppliers and retailers, Simson will set-up strategically placed hubs to provide full back-end optical services (i.e. edging etc.) to cater to local smaller retailers.

We will also enhance our presence with full-service eyewear retail shops at high traffic located malls - creating “no frills” outlets to target students and lower income group “affordable eye-care for everyone” i.e. open concept stores. This will create brand awareness and further enhance overall group image.

Further opportunities will be: to create “Give Back to Society” via Optical truck doing eye test at remote areas at affordable prices as well as donating for good cause i.e. schools, homes, societies, etc.

Our Employees

Our company consists of 1 employee who is our Founder & Chief Executive Officer Mr. Sim who devotes approximately 30 hours a week to our business, but he is prepared to devote more time if necessary. As our business and operations increase, we plan to hire full time management, technical and administrative support personnel.

Our Facilities

Our operation office and mailing address is located at No.35-4, Jalan 8/146, Bandar Tasik Selatan, 57000 Kuala Lumpur, Wilayah Persekutuan Kuala Lumpur. Our office space is provided to us rent free by our Chief Executive Officer, Mr. Sim.

Legal Proceedings

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

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OUR MANAGEMENT

The following table sets forth information about our sole directors and executive officer at the date of this prospectus:

NAME	AGE	POSITION	Director Since
Sim Eng Peng	56	Director, Chief Executive Officer, President, and Secretary	Inception on October 6, 2020

Our stockholders elect our directors. Our directors serve terms of one year and are generally elected at each annual stockholders meeting. Each director will remain in office until his successor is elected. We do not have independent directors using the definition of independence contained in the OTCQB listing rules. Our executive officers are elected by the board of directors and their terms of office are at the discretion of the board of directors, subject to terms and conditions of their respective employment agreements, if any. We have the authority under Nevada law and our bylaws to indemnify our directors and officers against certain liabilities. We have been informed by the U.S. Securities and Exchange Commission that indemnification against violations of federal securities law is against public policy and therefore unenforceable.

Management Biography

Mr. Sim, aged 56, a Malaysian, has more than 30 years of experience in the optical industry. In year 1992, Mr. Sim established Bolton Optical Group (“the Group”) with business operation in Malaysia. In year 1992, he acted as the managing director of Bolton Optical Group, where he remained until this date. The Group has business operation through more than 60 direct-operated stores, about 100 authorized dealers throughout Malaysia and Brunei, and over 1,800 direct dealing optical outlets.

Mr. Sim is the Chairman for the Malaysia Sim Chamber of Commerce since 2019. He is also the Chairman for One Belt One Road World Malaysia Sim Chamber of Commerce since 2019, which establish business opportunities with Chinese enterprises through the One Belt One Road Initiatives. Meanwhile, Mr. Sim was the National Vice President of SME Association of Malaysia from 2017 to 2019, an association which organizes numerous mega and international conferences to support small and medium industries, enterprises and businesses in Malaysia.

BOARD COMMITTEES

Our board of directors does not have compensation, nominating, audit committees or any other committees. Our board of directors has not adopted a code of ethics.

HOW WE COMPENSATE OUR MANAGEMENT

We do not pay Mr. Sim any cash compensation. We plan to start paying Mr. Sim $1,000 per month once we start generating positive cash flow from our operations.

EMPLOYMENT AGREEMENTS

At the date of this prospectus, we do not have an employment agreement with Mr. Sim.

HOW WE COMPENSATE OUR DIRECTOR

We do not compensate the director any compensation.

WHO OWNS OUR COMMON STOCK

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Our principal stockholders are set forth in the following table. These principal stockholders include:

●	each of our directors and executive officers,
●	our directors and executive officers as a group, and
●	others who we know own more than five percent of our issued and outstanding common stock.

We believe each of these persons has sole voting and investment power over the shares they own, unless otherwise noted. The address of our directors and executive officers is our address.

	Number		Percentage
Name and address	Before	After(1)	Before	After(1)
Executive Officers and Directors
Sim Eng Peng	26,100,000	26,000,000	30.13%	30.01%
Address: 46, Jalan 16/142 Jalan Cheras Taman Orkid Desa 56000, Wilayah Persekutuan
All Directors and Officers as a Group	26,100,000	26,000,000	30.13%	30.01%

5% or Greater Shareholders
Guan Kok Lan (2)	10,875,000	10,775,000	12.55%	12.44%
Address: Jalan 16/142 Jalan Cheras Taman Orkid Desa 56000, Wilayah Persekutuan
IT Optical Talent Sdn. Bhd . (3)	8,000,000	7,900,000	9.24%	9.12%
Address: No 15, Taman Indah Jaya BT5, Jalan Seremban Lukut 71010, Port Dickson, Negeri Sembilan
Nplus Sdn. Bhd. (4)	7,460,000	7,360,000	8.61%	8.50%
Address: No.35-4, Jalan 8/146, Bandar Tasik Selatan, Cheras, 57000, Kuala Lumpur.
Amcare Sdn. Bhd. (5)	7,460,000	7,360,000	8.61%	8.50%
Address: No.35-4, Jalan 8/146, Bandar Tasik Selatan, Cheras, 57000, Kuala Lumpur.
Inki Strategic Partner Sdn. Bhd. (6)	6,350,000	6,250,000	7.33%	7.22%
Address: No 7, Taman Mekar Jalan Lama 71000,Port Dickson, Negeri Sembilan
Greenpro Venture Capital Limited (7)	5,000,000	4,900,000	5.77%	5.66%
Address: OMC Office, Babrow Building, The Valley AI-2640 Anguilla
Westlife Sdn. Bhd. (8)	4,415,000	4,315,000	5.10%	4.98%
Address: No.35-4, Jalan 8/146, Bandar Tasik Selatan, Cheras, 57000, Kuala Lumpur.
S&E Optical Sdn. Bhd . (9)	4,415,000	4,315,000	5.10%	4.98%
Address: 46 Jalan 16/142, Taman Orkid Desa Cheras, 56000, Kuala Lumpur, Malaysia

Notes to table:

(1)	Assumes completion of all transactions described in this prospectus.
(2)	Guan Kok Lan is wife of our Chief Executive Officer and Director, Mr. Sim Eng Peng.
(3)	The controlling shareholder of IT Optical Talent Sdn. Bhd. is Madam Sim Eng Gay.
(4)	The controlling shareholder of Nplus Sdn. Bhd. is Mr. Sim Ken Neth.
(5)	The controlling shareholder of Amcare Sdn. Bhd. is Mr. Sim Ken John.
(6)	The controlling shareholder of Inki Strategic Partner Sdn. Bhd. is Madam Sim Eng Heang.
(7)	Greenpro Venture Capital Limited is owned by Greenpro Capital Corp. The controlling shareholders of Greenpro Capital Corp. are Mr. Lee Chong Kuang and Mr. Loke Che Chan.
(8)	The controlling shareholder of Westlife Sdn. Bhd. is Madam Lim Hwee Lai.
(9)	The controlling shareholder of S&E Optical Sdn. Bhd. is Mr. Goe Boon Seng.

RELATED PARTY TRANSACTIONS AND RELATIONSHIPS

Mrs. Guan Kok Lan is the wife of the Mr. Sim, who is serving as the company’s Chief Executive Officer and Director. Mrs. Guan Kok Lan owns 12.55% our common stock at the date of this prospectus.

On December 28, 2021, Simson Wellness Tech. Corp., the Labuan Company acquired 100% of the equity interests of Simson Wellness Sdn. Bhd. (the “Malaysia Company”), from Simson Wellness Tech Limited, a private limited company incorporated in Hong Kong. In consideration of the equity interests of Simson Wellness Sdn. Bhd, Simson Wellness Tech Limited was compensated $ 1 MYR. Mr. Sim owns 100% equity of Simson Wellness Tech Limited and also currently served as one of its directors.

Mr. Sim our Chief Executive Officer, is the director of Simson Trading Sdn. Bhd. We received $8,137 from Simson Trading Sdn Bhd for period ended December 31, 2021, and $511 for the period ended December 31, 2020. Both transactions are referral fees charged to Simson Trading Sdn Bhd as a supplier for products transacted through our company.

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MARKET INFORMATION AND RELATED STOCKHOLDER MATTERS

Public Market Information

At the date of this prospectus, there is no public market for our common stock. We plan to make arrangements with a securities broker-dealer to apply for a trading symbol and, when issued, as a market maker publish quotes for our common stock. We expect our common stock to be quoted on the OTCQB Market under the symbol “________”. We expect the Financial Industry Regulatory Authority (FINRA) will issue our symbol when we close the offering made by this prospectus.

Our Stockholders

At the date of this prospectus, we have 30 record and beneficial holders of our common stock.

Dividends

We have not paid a cash dividend on our common stock and do not expect to pay a cash dividend in the foreseeable future. Our board of directors has the sole authority to declare dividends. Our payment of dividends in the future will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors.

Our Transfer Agent

We will maintain our own stock issuance and transfer records until we have satisfied the conditions to close the offering made by this prospectus.

HOW WE PLAN TO OFFER AND SELL OUR SHARES

We are offering 3,000,000 shares of our authorized but unissued common stock for sale pursuant to this prospectus in a “self-underwritten”, no minimum public offering. We will use funds from acceptable subscriptions upon receipt. We do not have an underwriter to assist us in the sale of the shares. We are dependent upon our chief executive officer, Mr. Sim, to offer the shares on our behalf. See “Our Management”. Mr. Sim will not receive compensation for sales of the shares. We will rely on Rule 3(a)4-11 in that Mr. Sim has never been either a registered securities broker-dealer or an affiliate or associated person thereof. We will receive the net proceeds from the sale of the shares. You have no assurance we will be able sell any or all of the shares. We expect to sell the shares in transactions negotiated directly with investors or their representatives. This offering will terminate upon the earliest of such time as all of the common stock has been sold pursuant to the registration statement or 365 days from the effective date of this prospectus, unless extended by our directors for an additional 90 days. We may however, at any time and for any reason terminate the offering. Subscribers’ funds received prior to our sale of all the shares will not be placed in an escrow account nor be refundable.

HOW SELLING STOCKHOLDERS MAY SELL THEIR SHARES

Selling stockholders may sell their shares in private transactions until a public market is available for our common stock once a public market is available, selling stockholders may offer and sell their shares in normal brokerage transactions and would expect to pay ordinary and customary brokerage fees and expenses in connection with such sales. The sale price of selling stockholders will be $1.00 per share. The Company is paying all the expenses of this offering by both the Company and by selling stockholders, no including any commissions, discounts or brokerage fees incurred by selling stockholders.

SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 7,448,800 shares of our common stock. The following table sets forth the name of the selling stockholders, the number of shares of common stock beneficially owned by each of the selling stockholders as of (filing S1 date) and the number of shares of common stock being offered by the selling stockholders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholders are under no obligation to sell all or any portion of such shares nor are the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling stockholders.

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	NAME OF SELLING STOCKHOLDER	SHARES OF COMMOM STOCK OWNED PRIOR TO OFFERING	PURCHASE DATE	PURCHASE PRICE PER UNIT	SHARES OF COMMON STOCK TO BE SOLD	SHARES OF COMMOM STOCK OWNED AFTER OFFERING (IF ALL SHARES ARE SOLD	PERCENT OF COMMON STOCKS OWNED AFTER OFFERING (IF ALL SHARES ARE SOLD)
1	Sim Eng Peng (1)	26,100,000	January 15, 2021	$0.0001	100,000	26,000,000	30.01%
2	Guan Kok Lan (2)	10,875,000	February 9, 2021	$0.0001	100,000	10,775,000	12.44%
3	IT Optical Talent Sdn. Bhd (3)	8,000,000	February 19, 2021	$0.0001	100,000	7,900,000	9.12%
4	Nplus Sdn. Bhd. (4)	7,460,000	February 19, 2021	$0.0001	100,000	7,360,000	8.50%
5	Amcare Sdn. Bhd (5)	7,460,000	February 19, 2021	$0.0001	100,000	7,360,000	8.50%
6	Inki Strategic Partner Sdn Bhd.(6)	6,350,000	February 19, 2021	$0.0001	100,000	6,250,000	7.22%
7	Greenpro Venture Capital Limited (7)	5,000,000	February 19, 2021	$0.0001	100,000	4,900,000	5.66%
8	Westlife Sdn. Bhd (8)	4,415,000	February 19, 2021	$0.0001	100,000	4,315,000	4.98%
9	S&E Optical Sdn Bhd (9)	4,415,000	February 19, 2021	$0.0001	100,000	4,315,000	4.98%
10	Greenpro Asia Strategic Fund SP (10)	3,000,000	February 19, 2021	$0.0001	3,000,000	0	0.00%
11	Dynamic Optical Sdn. Bhd (11)	1,925,000	February 19, 2021	$0.0001	1,925,000	0	0.00%
12	Lim Kwee Choon	1,000,000	August 3, 2021	$0.50	1,000,000	0	0.00%
13	Mohamed Nazir Bin Meraslam	200,000	July 22, 2021	$0.50	200,000	0	0.00%
14	Goe Hian Cai	50,000	May 25, 2021	$0.05	50,000	0	0.00%
15	Khoo Kian Joo	50,000	May 25, 2021	$0.05	50,000	0	0.00%
16	Sim Eng Dee	50,000	May 25, 2021	$0.05	50,000	0	0.00%
17	Sim Siew Chui	50,000	May 25, 2021	$0.05	50,000	0	0.00%
18	Goe Hui Xin	30,000	May 25, 2021	$0.05	30,000	0	0.00%
19	Sim Pei Yee	30,000	May 25, 2021	$0.05	30,000	0	0.00%
20	Sim Pei Shan	25,000	May 25, 2021	$0.05	25,000	0	0.00%
21	So Kean Yong	25,000	May 25, 2021	$0.05	25,000	0	0.00%
22	Teh Chin Yee	25,000	May 25, 2021	$0.05	25,000	0	0.00%
23	E Chew Kiew	23,200	May 25, 2021	$0.05	23,200	0	0.00%
24	Sim Ken Wee	18,600	May 25, 2021	$0.05	18,600	0	0.00%
25	Tye Siew Po	15,000	May 25, 2021	$0.05	15,000	0	0.00%
26	Kellylous Anam	10,000	May 25, 2021	$0.05	10,000	0	0.00%
27	Sim Eng May	10,000	May 25, 2021	$0.05	10,000	0	0.00%
28	Dato Chong Thiam Seong	10,000	July 29, 2021	$0.50	10,000	0	0.00%
29	Wong Lee Wah	1,000	May 25, 2021	$0.05	1,000	0	0.00%
30	Cheong Fook Loong	1,000	September 2, 2021	$0.50	1,000	0	0.00%

		86,623,800			7,448,800	79,175,000	91.40%

Note to the above table:

(1)	Sim Eng Peng is our Chief Executive Officer, and Director.
(2)	Guan Kok Lan is wife of our Chief Executive Officer and Director, Mr. Sim Eng Peng.
(3)	The controlling shareholder of IT Optical Talent Sdn. Bhd. is Madam Sim Eng Gay.
(4)	The controlling shareholder of Nplus Sdn. Bhd. is Mr. Sim Ken Neth.
(5)	The controlling shareholder of Amcare Sdn. Bhd. is Mr. Sim Ken John.
(6)	The controlling shareholder of Inki Strategic Partner Sdn. Bhd. is Madam Sim Eng Heang.
(7)	Greenpro Venture Capital Limited is owned by Greenpro Capital Corp. The controlling shareholders of Greenpro Capital Corp. are Mr. Lee Chong Kuang and Mr. Loke Che Chan.
(8)	The controlling shareholder of Westlife Sdn. Bhd. is Madam Lim Hwee Lai.
(9)	The controlling shareholder of S&E Optical Sdn. Bhd. is Mr. Goe Boon Seng.
(10)	Greenpro Asia Strategic SPC- Greenpro Asia Strategic Fund SP is owned by GC Investment Management Limited.
(11)	The controlling shareholder of Dynamic Optical Sdn. Bhd. is Madam Goe Hui Min.

The percent of common stock owned after offering (if all shares are sold) is calculated under the assumption 100% of the shares are sold herein pursuant to the offering by the selling shareholders and also that of the Company. Additionally, the selling shareholders are also deemed to be underwriters of the shares sold by them.

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SHARES ELIGIBLE FOR FUTURE SALE

Sales of substantial amounts of our common stock in the public market could adversely affect prevailing market prices of our common stock. We expect to have 79,175,000 shares of our common stock issued and outstanding which are subject to the requirements of Rule 144 both as “restricted stock” and primarily stock held by our affiliates. Under Rule 144, as now in effect, restricted securities of an issuer who is required to file and has been filing reports with the U.S. Securities and Exchange Commission for at least ninety days may be resold into the public market without any limitation on amount beginning the later of six months after the stockholder acquired their shares from us. After this six month period, our affiliates will be limited to selling not more than one percent of the then issued and outstanding number of our shares in any three month period, must file a Form 144 with the Commission and must sell the shares in unsolicited “broker’s transactions”, as defined in the rule and are subject to other limitations.

DESCRIPTION OF OUR SECURITIES

The following description of our common stock is qualified in its entirety by reference to our Articles of Incorporation, as amended, our bylaws and Nevada Corporation law. We are authorized to issue 600,000,000 shares of common stock, $0.0001 par value per share. At the date of this prospectus, we have 86,623,800 shares of common stock issued and outstanding. If we sell the 3,000,000 shares of stock offered by this prospectus, we will have 89,623,800 shares of common stock issued and outstanding. Holders of our common stock:

●	have one vote per share on election of each director and other matters submitted to a vote of stockholders;
●	have equal rights with all holders of issued and outstanding common stock to receive dividends from funds legally available therefore, if any, when, as and if declared from time to time by the board of directors;
●	re entitled to share equally with all holders of issued and outstanding common stock in all of our assets remaining after payment of liabilities, upon liquidation, dissolution or winding up of our affairs;
●	do not have preemptive, subscription or conversion rights; and
●	do not have cumulative voting rights.

Preferred stock

We have filed Articles of Amendment authorizing us to issue 200,000,000 shares of preferred stock the features of which will be determined by the board of directors at the time of issue.

LEGAL MATTERS

Certain legal matters with respect to the validity of the shares of common stock to be distributed pursuant to this prospectus will be passed upon for us by Jackson L. Morris, Attorney at Law, St. Petersburg, Florida.

EXPERTS

Our financial statements at inception have been included in this prospectus in reliance on the report of JP CENTURION & PARTNERS PLT, Certified Public Accountants, of Kuala Lumpur, Malaysia, an independent registered certified public accounting firm, given on the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We have filed a registration statement on Form S-1 under the Securities Act with the U.S. Securities and Exchange Commission for the common stock offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and our exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document. When we complete this offering, we will also be required to file annual, quarterly and special reports and other information with the SEC.

You can read our SEC filings, including the registration statement of which this prospectus is a part, and exhibits, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at our Public Reference Room located at 100 F Street, N.E., Washington, D.C. yor20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

34

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35

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Simson Wellness Tech. Corp.

No.35-4, Jalan 8/146,

Bandar Tasik Selatan,

57000 Kuala Lumpur,

Malaysia.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Simson Wellness Tech. Corp. (the ‘Company’) as of December 31, 2022 and 2021 and the statement of operations and comprehensive loss, changes in shareholders equity, and cash flows for the year ended December 31, 2022 and 2021 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the year ended December 31, 2022 and 2021, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, for the financial year ended December 31, 2022 the Company incurred a net loss of $208,700 and had an accumulated deficit of $292,338. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

F-1

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to those charged with governance and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgements. We determined that there are no critical matters.

Revenue recognition

Revenue recognition is a key aspect of the financial statements, and during our audit for the year ended December 31, 2022 and 2021, we identified several critical audit matters related to revenue recognition. These matters require significant judgement involved in recognizing revenue under various contractual agreements.

Our audit procedures in this area among others to test the completeness, accuracy, and occurrence of revenue included the following:

a)	Identified the performance obligations within in contractual agreements;
b)	Assessed and evaluated the degree of control of the Company has over the goods and services and the point at which control is transferred to the customer;
c)	Assessed the recognition of variable consideration such as rebates, staff claim, allowance and etc;
d)	Reviewing the application of revenue recognition criteria, including satisfactory of performance obligations and transfer of risk and rewards;
e)	Evaluating the completeness and adequacy of disclosures related to revenue recognition;
f)	Inquiry management to understand their judgements, assumptions and policies related to revenue recognition.

Principal versus agent assessment

Principal versus agent guidance in ASC 606 applies to revenue arrangements that involve three or more parties and is applied from the perspective of an intermediary in a multi-party arrangement. A reporting entity that is an intermediary will need to determine whether the reporting entity has promised to provide goods or services to customers itself (as a principal) or to arrange for those goods or services to be provided by another party (as an agent). Significant judgement is often required in this assessment. Management applied significant judgement in assessing principal versus and agent and has implications for other aspects of the five-step revenue model, including identifying which party or parties are the reporting entity’s customer(s), identifying the reporting entity’s performance obligation(s) in the contract, determining the transaction price, and timing of revenue recognition.

Our audit procedures in this area in assessing the accuracy and completeness of principal-agent relationships are as follows:

a)	Identified performance obligations within revenue arrangements and assessed the primary responsibility of the Company;
b)	Assessed and analysed all types of revenue stream to identify whether the Company acts as a principial or an agent;
c)	Assessed the level of control exerted by the Company over goods or services;
d)	Evaluated the decision-making authority related to pricing, product delivery and customer acceptance;
e)	Evaluated the fiduciary duties of the Company over its customers; and

Reviewed the Company’s revenue recognition policies to ensure alignment with the identified principal-agent relationships.

/s/ JP CENTURION & PARTNERS PLT
JP CENTURION & PARTNERS PLT (ID: 6723)

We have served as the Company’s auditor since 2021.
Kuala Lumpur, Malaysia

December 29, 2023

F-2

SIMSON WELLNESS TECH. CORP.

CONSOLIDATED BALANCE SHEET

As of December 31, 2022 and December 31, 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	As of December 31, 2022	As of December 31, 2021
ASSETS
CURRENT ASSETS
Cash and cash equivalents	31,986	610,947
Other receivables	664,396	1,300
Total Current Assets	$696,382	$612,247

NON-CURRENT ASSET
Intangible assets	-	6,002
Total Non-Current Asset	$-	$6,002

TOTAL ASSETS	$696,382	$618,249

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Other payables and accrued liabilities	122,367	62,191
Income tax payable	-	4,796
Total Current Liabilities	$122,367	$66,987

NON-CURRENT LIABILITY
Redeemable preference shares	243,719	-
Total Non-Current Liability	$243,719	$-

TOTAL LIABILITIES	$366,086	$66,987

STOCKHOLDERS’ EQUITY
SHAREHOLDER EQUITY
Preferred shares, $0.0001 par value; 200,000,000 shares authorized; None issued and outstanding	-	-
Common Shares, par value $0.0001; 600,000,000 shares authorized, 86,623,800 shares issued and outstanding as of December 31, 2022 and December 31, 2021	8,662	8,662
Additional paid-in capital	625,978	625,978
Exchange reserve	(12,006)	260
Accumulated other comprehensive profit	-	-
Accumulated losses	(292,338)	(83,638)
TOTAL STOCKHOLDERS’ EQUITY	$330,296	$551,262

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$696,382	$618,249

See accompanying notes to consolidated financial statements.

F-3

SIMSON WELLNESS TECH. CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

For the year ended December 31, 2022 and December 31, 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	For the year ended December 31, 2022	For the year ended December 31, 2021
REVENUE	$3,239	$8,137

COST OF REVENUE	-	-

GROSS PROFIT	3,239	8,137

OTHER INCOME	8,169	25,244

SELLING AND DISTRIBUTION EXPENSES	-	-

GENERAL AND ADMINISTRATIVE EXPENSES	(224,161)	(93,865)

LOSS BEFORE INCOME TAX	(212,753)	(60,484)

INCOME TAX PROVISION	4,053	(4,796)

NET LOSS	$(208,700)	$(65,280)
Other comprehensive loss:
- Foreign exchange translation adjustment	(103)	(401)

TOTAL COMPREHENSIVE LOSS	$(208,803)	$(65,681)

Net loss per share, basic and diluted:	(0.0029)	(0.0008)

Weighted average number of common shares outstanding
- Basic and diluted	86,623,800	60,055,028

See accompanying notes to consolidated financial statements.

F-4

SIMSON WELLNESS TECH. CORP.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

For the year ended December 31, 2022 and December 31, 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	COMMON STOCK		ADDITIONAL PAID-IN	FOREIGN EXCHANGE TRANSLATION	ACCUMULATED	TOTAL
	Number of shares	Amount	CAPITAL	ADJUSTMENT	LOSSES	EQUITY
Balance as of December 31, 2020	100,000	10		(11)	(18,358)	(18,359)
Issuance of share capital - founder’s shares	84,900,000	8,490	-	-	-	8,490
Share issued in private placement completed on 25 May, 2021 at $0.05 per share	412,800	41	20,599	-	-	20,640
Shares issued in private placement completed on 02 Sep, 2021 at $0.50 per share	1,211,000	121	605,379			605,500
Exchange Reserve	-	-	-	271	-	271
Net loss	-	-	-	-	(65,280)	(65,280)
Balance as of December 31, 2021	86,623,800	$8,662	$625,978	$260	$(83,638)	$551,262
Exchange Reserve	-	-	-	(12,266)	-	(12,266)
Net loss	-	-	-	-	(208,700)	(208,700)
Balance as of December 31, 2022	86,623,800	$8,662	$625,978	$(12,006)	$(292,338)	$330,296

See accompanying notes to consolidated financial statements.

F-5

SIMSON WELLNESS TECH. CORP.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the year ended December 31, 2022 and December 31, 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Audited)

	For the year ended December 31, 2022	For the year ended December 31, 2021
	Audited	Audited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss before taxation	$(212,753)	$(60,484)
Add: Adjustment for gain on negative goodwill	-	(23,713)
Intangible assets written off	31,246	-
Operating loss before changes in working capital	(181,507)	(84,197)
Changes in operating assets and liabilities:
Account receivable	$-	$534
Other receivables	(656,349)	18,626
Amount due from related company	(6,747)	-
Other payables and accrued liabilities	60,176	14,341
Cash used in operations	(784,427)	(50,696)
Tax paid	(743)	-
Net cash used in operating activities	$(785,170)	$(50,696)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of intangible assets	(25,244)	(6,002)
Gain on negative goodwill	-	23,713
Net cash (used in)/generated from investing activities	$(25,244)	$17,711

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of redeemable preference shares	243,719	-
Issuance of shares	-	634,630
Net cash flow generated from financing activities	$243,719	$634,630

Effect of exchange rate changes on cash and cash equivalent	(12,266)	$271

Net changes in cash and cash equivalents	(578,961)	601,916
Cash and cash equivalents, beginning of year	610,947	9,031
CASH AND CASH EQUIVALENTS, END OF YEAR	$31,986	$610,947

SUPPLEMENTAL CASH FLOWS INFORMATION
Income taxes paid	$743	$-
Interest paid	$-	$-

See accompanying notes to consolidated financial statements.

F-6

SIMSON WELLNESS TECH. CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

For the year ended December 31, 2022 and December 31, 2021

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. ORGANIZATION AND BUSINESS BACKGROUND

SIMSON WELLNESS TECH. CORP. was incorporated on October 06, 2020 under the laws of the state of Nevada.

The Company, through its subsidiary, Simson Wellness Sdn. Bhd., engages in providing referral services to optical manufacturers and distributors to retail optical shop owners (“optical retailers”) throughout Malaysia via its optical retailer database system.

On December 22, 2020, the Company acquired 100% of the equity interests in Simson Wellness Tech. Corp. (herein referred as the “Labuan Company”), a private limited company incorporated in Labuan, Malaysia.

On December 28, 2021, Simson Wellness Tech. Corp., the Labuan Company acquired 100% of the equity interests of Simson Wellness Sdn. Bhd. (the “Malaysia Company”), from Simson Wellness Tech Limited, a private limited company incorporated in Hong Kong.

Details of the Company’s subsidiaries:

Company name	Place/date of incorporation	Particulars of issued capital	Principal activities
1. Simson Wellness Tech. Corp.	Labuan, October 19, 2020	100 shares of ordinary share of US$ 1 each	Investment holding and Optical technology solution
2. Simson Wellness Sdn. Bhd.	Malaysia, September 17, 2020	100,000 shares of ordinary share of MYR 1 each	Referral service and Optical technology solution

For purposes of consolidated financial statement presentation, Simson Wellness Tech. Corp. and its subsidiaries are hereinafter referred to as the “Company”.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The consolidated financial statements for Simson Wellness Tech. Corp. and its subsidiaries for the year ended December 31, 2022 and December 31, 2021 are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of Simson Wellness Tech. Corp. and Simson Wellness Sdn. Bhd. intercompany accounts and transactions have been eliminated on consolidation. The Company has adopted Dec 31 as its fiscal year end.

Basis of consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries. All inter-company accounts and transactions have been eliminated upon consolidation.

Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the year ended December 31, 2022, the Company suffered operating losses of $ 208,700 and had an accumulated deficit of $ 292,338. These factors raise substantial doubt about the Company’s ability to continue as a going concern within one year of the date that the financial statements are issued. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The Company’s ability to continue as a going concern is dependent upon improving its profitability and the continuing financial support from its shareholders. Management believes the existing shareholders or external financing will provide the additional cash to meet the Company’s obligations as they become due. No assurance can be given that any future financing, if needed, will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, if needed, it may contain undue restrictions on its operations, in the case of debt financing, or cause substantial dilution for its stock holders, in the case of equity financing.

F-7

Use of estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with US GAAP. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities in the balance sheets, and the reported revenue and expenses during the periods reported. Actual results may differ from these estimates.

Intangible assets

The Company follows ASC 360 in accounting for intangible assets, which requires impairment losses to be recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by the assets are less than the assets’ carrying amounts. For the years ended December 31, the Company determined there were no indicators of impairment of intangible assets.

The amortization is provided on straight line method so as to write off the amortization amount of the respective classes of intangible assets as follows:

Rate %

Intangible asset	20%

The amortization commences when the intangible asset is available and ready for use.

At the end of each reporting period, the residual values, useful lives and amortization methods for the intangible assets are reviewed for reasonableness. Any change in estimate of the intangible assets to be adjusted prospectively over its remaining useful life, commencing in the current period.

Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

Redeemable preference shares

The obligations to issue additional shares of the Company’s redeemable preference shares at a fixed price at future dates were determined to be freestanding financial instruments within the scope of ASC 480, Distinguishing Liabilities From Equity (“ASC 480”). On issuance, the Company recorded the redeemable preference shares on the consolidated balance sheets at their respective fair values. These obligations are subject to remeasurement at each balance sheet date, with the net change in fair value recognized as a gain or loss on remeasurement within net change in fair value of redeemable preference shares obligations in the statements of operations and comprehensive loss until settlement.

Income taxes

Income taxes are determined in accordance with the provisions of ASC Topic 740, “Income Taxes” (“ASC Topic 740”). Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to taxable income in the periods in which those temporary differences are expected to be recovered or settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

F-8

Revenue recognition

Revenue recognized when it is probable that the economic benefits associated with the transaction will flow to the enterprise and the amount of the revenue can be measured reliably. Revenue is measured at the fair value of consideration received or receivable.

a.	The Company follows the guidance of Accounting Standards Codification (ASC) 606, Revenue from Contracts, ASC 606 creates a five-step model that requires entities to exercise judgment when considering the terms of contracts, which includes

i)	Identifying the contracts or agreements with a customer,
ii)	Identifying our performance obligations in the contract or agreement,
iii)	Determining the transaction price,
iv)	Allocating the transaction price to the separate performance obligations, and
v)	Recognizing revenue as each performance obligation is satisfied.

The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the services it transfers to its clients.

b.	Interest income

Interest is recognized on receipt basis.

Net income/(loss) per share

The Company calculates net income/(loss) per share in accordance with ASC Topic 260, “Earnings per Share.” Basic income/(loss) per share is computed by dividing the net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted income per share is computed similar to basic income/(loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

Trade receivables

Trade receivables are recorded at the invoiced amount and do not bear interest. Management reviews the adequacy of the allowance for doubtful accounts on an ongoing basis, using historical collection trends and aging of receivables. Management also periodically evaluates individual customer’s financial condition, credit history, and the current economic conditions to make adjustments in the allowance when it is considered necessary. Trade balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the statements of operations.

The reporting currency of the Company is United States Dollars (“US$”). The Company’s subsidiary in Labuan maintains its books and record in United States Dollars (“US$”) respectively, and Ringgits Malaysia (“MYR”) is functional currency as being the primary currency of the economic environment in which the entity operates.

In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not the US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

F-9

Translation of amounts from MYR into US$1 has been made at the following exchange rates for the respective years:

	As of and for the year ended	As of and for the year ended
	December 31, 2022	December 31, 2021

Year/Period-end MYR : US$1 exchange rate	4.3900	4.1650
Year/Period-average MYR : US$1 exchange rate	4.4004	4.1456

Year/Period-end MYR : SGD 1 exchange rate	3.2740	3.0853
Year/Period-average MYR : SGD 1 exchange rate	3.1913	3.0842

Year/Period-end MYR : HKD 1 exchange rate	0.5630	0.5342
Year/Period-average MYR : HKD 1 exchange rate	0.5619	0.5333

Year/Period-end MYR : CNY 1 exchange rate	0.6322	0.6547
Year/Period-average MYR : CNY 1 exchange rate	0.6540	0.6428

Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

Fair value of financial instruments:

The carrying value of the Company’s financial instruments: cash and cash equivalents, account receivables, other receivables, accounts payables, accrued liabilities and other payables approximate at their fair values because of the short-term nature of these financial instruments.

The Company also follows the guidance of the ASC Topic 820-10, “Fair Value Measurements and Disclosures” (“ASC 820-10”), with respect to financial assets and liabilities that are measured at fair value. ASC 820-10 establishes a three-tier fair value hierarchy that prioritizes the inputs used in measuring fair value as follows:

Level 1: Observable inputs such as quoted prices in active markets;

Level 2: Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3: Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In May 2019, the FASB issued ASU 2019-05, which is an update to ASU Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which introduced the expected credit losses methodology for the measurement of credit losses on financial assets measured at amortized cost basis, replacing the previous incurred loss methodology. The amendments in Update 2016-13 added Topic 326, Financial Instruments—Credit Losses, and made several consequential amendments to the Codification. The amendments in this Update address those stakeholders’ concerns by providing an option to irrevocably elect the fair value option for certain financial assets previously measured at amortized cost basis. For those entities, the targeted transition relief will increase comparability of financial statement information by providing an option to align measurement methodologies for similar financial assets. Furthermore, the targeted transition relief also may reduce the costs for some entities to comply with the amendments in Update 2016-13 while still providing financial statement users with decision-useful information. In November 2019, the FASB issued ASU No. 2019-10, which to update the effective date of ASU No. 2016-13 for private companies, not-for-profit organizations and certain smaller reporting companies applying for credit losses, leases, and hedging standard. The new effective date for these preparers is for fiscal years beginning after December 15, 2022. ASU 2019-05 is effective for the Company for annual and interim reporting periods beginning January 1, 2023 as the Company is qualified as a smaller reporting company. The Company is currently evaluating the impact ASU 2019-05 may have on its consolidated financial statements.

FASB issues various Accounting Standards Updates relating to the treatment and recording of certain accounting transactions. On June 10, 2014, the Financial Accounting Standards Board issued Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915) Elimination of Certain Financial Reporting Requirements, including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which eliminates the concept of a development stage entity (DSE) entirely from current accounting guidance. The Company has elected adoption of this standard, which eliminates the designation of DSEs and the requirement to disclose results of operations and cash flows since inception.

F-10

3. COMMON STOCK

Founder share issuance (USD 0.0001) from October 6, 2020 - February 19, 2021
Sim Eng Peng	26,100,000
Nplus Sdn. Bhd.	7,460,000
AMCARE Sdn. Bhd	7,460,000
Westlife Sdn. Bhd	4,415,000
S&E Optical Sdn Bhd	4,415,000
Dynamic Optical Sdn. Bhd	1,925,000
Guan Kok Lan	10,875,000
IT Optical Talent Sdn. Bhd	8,000,000
Inki Strategic Partner Sdn. Bhd	6,350,000
Greenpro Asia Strategic Fund SP	3,000,000
Greenpro Venture Capital Limited	5,000,000
Total	85,000,000

Between the period of October 6, 2020 to February 19, 2021, the Company sold shares of common stock to 11 foreign parties, all of which do not reside in the United States. A total of 85,000,000 shares of restricted common stock were sold at a price of $0.0001 per share. The total proceeds to the Company amounted to a total of $8,500 went to the Company to be used as working capital.

Private Placement share issuance (USD 0.05) on May 25, 2021
Goe Hian Cai	50,000
Khoo Kian Joo	50,000
Sim Eng Dee	50,000
Sim Siew Chui	50,000
Goe Hui Xin	30,000
Sim Pei Yee	30,000
Sim Pei Shan	25,000
So Kean Yong	25,000
Teh Chin Yee	25,000
E Chew Kiew	23,200
Sim Ken Wee	18,600
Tye Siew Po	15,000
Kellylous Anam	10,000
Sim Eng May	10,000
Wong Lee Wah	1,000
Total	412,800

On May 25, 2021, the Company sold shares of common stock to 15 foreign parties, all of which do not reside in the United States. A total of 412,800 shares of restricted common stock were sold at a price of $0.05 per share. The total proceeds to the Company amounted to a total of $20,640 went to the Company to be used as working capital.

Private Placement share issuance (USD 0.50) from July 22, 2021 - September 2, 2021
Lim Kwee Choon	1,000,000
Mohamed Nazir Bin Meraslam	200,000
Chong Thiam Seong	10,000
Cheong Fook Loong	1,000
Total	1,211,000

Between the period of July 22, 2021 to September 2, 2021, the Company sold shares of common stock to 4 foreign parties, all of which do not reside in the United States. A total of 1,211,000 shares of restricted common stock were sold at a price of $0.50 per share. The total proceeds to the Company amounted to a total of $605,500 went to the Company to be used as working capital.

As of December 31, 2022 and December 31, 2021, the Company has an issued and outstanding common stock of 86,623,800.

F-11

4. INTANGIBLE ASSETS

	As of December 31, 2022	As of December 31, 2021
E-commerce platform beginning balance	6,002	-
Addition	$25,244	$6,002
Written off	(31,246)	-
Total intangible assets	$-	$6,002

5. CASH AND CASH EQUIVALENTS

As of December 31, 2022 and December 31, 2021, the Company recorded cash and cash equivalents of $31,986 and $610,947 respectively which consists of bank balances.

6. OTHER RECEIVABLES

Other receivables consisted of the following as of December 31, 2022 and December 31, 2021.

	As of December 31, 2022	As of December 31, 2021
Other receivables	$664,396	$1,300
Total other receivables	$664,396	$1,300

As of December 31, 2022, the amount of $664,396 on other receivables are related party transactions and outstanding balances. As of December 31, 2021, the amount of $1,300 on other receivables are related party transactions and outstanding balances. The amount is unsecured, interest free and repayable on demand.

F-12

7. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following as of December 31, 2022 and December 31, 2021.

	As of December 31, 2022	As of December 31, 2021
Accrued audit fees	16,442	16,460
Accrued tax agent fees	-	800
Other payables	105,925	44,931
Total other payables and accrued liabilities	$122,367	$62,191

As of December 31 2022, the amount of $42,659 in other payable are related party transactions and outstanding balances. As of December 31, 2021, the amount of $43,852 in other payable are related party transactions and outstanding balances. The amount is unsecured, interest free and repayable on demand

8. INCOME TAXES

For the year ended December 31, 2022 and December 31, 2021, the local (United States) and foreign components of loss before income taxes were comprised of the following:

	For the year ended December 31, 2022	For the year ended December 31, 2021

Tax jurisdictions from:
- Local	$(153,513)	$(87,800)
- Foreign, representing
Labuan	(17,122)	20,070
Malaysia	(42,118)	7,246
Loss before income tax	$(212,753)	$(60,484)

The provision for income taxes consisted of the following:

	For the year ended December 31, 2022	For the year ended December 31, 2021

Current:
- Local	$-	$-
- Foreign, representing
- Labuan	$(4,796)	$4,796
- Malaysia	$743	$-
-Income tax expense	$(4,053)	$4,796

F-13

The effective tax rate in the periods presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rates. The Company has subsidiaries that operate in various countries: United States and Malaysia that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

The Company is registered in the State of Nevada and is subject to the tax laws of the United States of America. As of December 31, 2022, the operations in the United States of America incurred $259,344 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carry forwards begin to expire in 2040, if unutilized. The Company has not provided for a full valuation allowance against the deferred tax assets on the expected future tax benefits from the net operating loss carry forwards as the management believes it is more likely than not that these assets will not be realized in the future.

Malaysia

Under the current laws of the Labuan, Simson Wellness Tech. Corp. is governed under the Labuan Business Activity Act, 1990. The tax charge for such company is based on 24% of net audited profit.

Simson Wellness Sdn Bhd is subject to Malaysia Corporate Tax, which is charged at the statutory income tax rate range of 17% to 24% on its assessable income. Under the amendment of Income Tax Act 1967 by the Finance Act 2020 and with effect from year of assessment 2020, companies with paid-up capital of MYR 2.5 million or less, and with annual business income of not more than MYR 50 million are subject to Small and Medium Enterprise Corporate Tax at 17% on chargeable income up to MYR 600,000 (2020: MYR 600,000) except for companies with investment holding nature or companies does not have gross income from business sources are subject to corporate tax at 24% on chargeable income.

The following table sets forth the significant components of the aggregate deferred tax assets of the Company as of December 31, 2022 and December 31, 2021:

	As of December 31, 2022	As of December 31, 2021
Deferred tax assets:
Net operating loss carry forwards
-United States of America	$54,462	$17,564
-Malaysia	-	-
	$54,462	$17,564
Less: valuation allowance	(54,462)	(17,564)
Deferred tax assets	$-	$-

9. RELATED PARTY TRANSACTIONS

	As of December 31, 2022	As of December 31, 2021
- Revenue	$(3,239)	$(8,137)

- Operating expenses	$124,790	$93,600

The related party transactions are generally transacted in an arm-length basis at the current market value in the normal course of business.

F-14

10. COMMITMENTS AND CONTINGENCIES

As of December 31, 2022, the Company has no commitments or contingencies involved.

11. CONCENTRATIONS OF RISK

The Company is exposed to the following concentration of risk:

(a) Major customers

For the year/period ended December 31, 2022 and December 31, 2021, the customers who accounted for total Company’s revenues and its accounts receivable balance at year/period-end are presented as follows:

	As of December 31, 2022		As of December 31, 2021
	USD	%	USD	%
Tapaszto Optic	-	-%	1,049	13%
Infar International	-	-%	6,833	84%
Cross Optical	-	-%	255	3%
Simson Trading Sdn. Bhd.	3,239	-%	-	-%

Total	3,239	100%	8,137	100%

(b) Credit risk

Financial instruments that are potentially subject to credit risk consist principally of accounts receivable. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(c) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain stable, therefore there is a possibility that the Company could post the same amount of income for two comparable periods and because of the fluctuating exchange rate actually post higher or lower income depending on exchange rate of MYR converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

F-15

12. SEGMENT INFORMATION

ASC 280, “Segment Reporting” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about services categories, business segments and major customers in financial statements. In accordance with the “Segment Reporting” Topic of the ASC, the Company’s chief operating decision marker has been identified as the Chief Executive Officer and President, who reviews operating results to make decisions about allocating resources and assessing performance for the entire Company. Existing guidance, which is based on a management approach to segment reporting, establishes requirements to report selected segment information quarterly and to report annually entity-wide disclosures about products and services, major customers, and the countries in which the entity holds material assets and reports revenue. All material operating units qualify for aggregation under “Segment Reporting” due to their similar customer base and similarities in economic characteristics; nature of products and services; and procurement, manufacturing and distribution processes.

The Company had no inter-segment sales for the periods presented. Summarized financial information concerning the Company’s reportable segments is shown as below:

By Geography:

	For the year ended December 31, 2022
	Nevada	Labuan	Malaysia	Total

Revenue	$-	$-	$3,239	$3,239
Cost of revenue	-	-	-	-
Depreciation and amortization	-	-	-	-
Net loss before taxation	(153,513)	(17,122)	(42,118)	(212,753)

Total assets	$-	$31,412	$664,970	$696,382

	For the year ended December 31, 2021
	Nevada	Labuan	Malaysia	Total

Revenue	$-	$-	$8,137	$8,137
Cost of revenue	-	-	-	-
Depreciation and amortization	-	-	-	-
Net profit/(loss) before taxation	(87,800)	20,070	7,246	(60,484)

Total assets	$-	$563,141	$55,108	$618,249

13. SUBSEQUENT EVENTS

Between the period of March 31, 2023 to December 5, 2023, the Company bought back the founder shares issued to Greenpro Asia Strategic Fund SP (3,000,000 shares) and Greenpro Venture Capital Limited (5,000,000 shares) at USD 0.0001 per share and subsequently sold shares of common stock to 11 foreign parties, all of which do not reside in the United States. A total of 8,000,000 shares of restricted common stock were sold at a price of $0.0001 per share. The total proceeds to the Company amounted to a total of $800 went to the Company to be used as working capital.

F-16

[outside back cover of prospectus]

DEALER’S PROSPECTUS DELIVERY OBLIGATIONS

Until ___________________ (90 days after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$968.60
Auditor Fees and Expenses	$16,000.00
Legal Fees	$10,000.00
Consulting Fees and Related Expenses	$8,000.00
Transfer Agent Fees	$3,500.00
TOTAL	$38,468.60

(1) All amounts are estimates, other than the SEC’s registration fee. The above expenses are to be paid by the Company, rather than the selling shareholders. The Company will utilize existing cash to pay for any offering expenses and does not intend to use any monies from offering proceeds to fund the offering.

Item 14. Indemnification of Directors and Officers.

Under our Bylaws of the Corporation, every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability, and loss (including attorneys’ fees judgments, fines, and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right, which may be enforced in any manner desired by such person. The expenses of Officers and Directors incurred in defending a civil or criminal action, suit, or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit, or proceeding, upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such Directors, Officers, or representatives may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law, or otherwise, as well as their rights under this Article.

Without limiting the application of the foregoing, the Board of Directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director or Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust, or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a Director, Officer, Employee, or Agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

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Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

The registrant has issued the following shares of common stock without registration under the Securities Act of 1933 from date of inception to the date of this registration statement:

On October 06, 2020, the Company issued 100,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Sim in consideration of $10. The $10 in proceeds went to the Company to be used as working capital. Mr. Sim serves as our Chief Executive Officer, President and as member of our Board of Directors.

On January 15, 2021, the Company issued 26,000,000 shares of restricted common stock, with a par value of $0.0001 per share, to Mr. Sim in consideration of $2,600. The $2,600 in proceeds went to the Company to be used as working capital.

On February 9, 2021, the Company issued 10,875,000 shares of restricted common stock to Guan Kok Lan, with a par value of $0.0001 per share, in consideration of $1,087.50. The $1,087.50 went to the Company to be used as working capital.

On February 19, 2021, the Company issued 3,000,000 shares of restricted common stock to Greenpro Asia Strategic SPC - Greenpro Asia Strategic Fund SP with a par value of $0.0001 per share, in consideration of $300. The $300 went to the Company to be used as working capital

On February 19, 2021, the Company issued 5,000,000 shares of restricted common stock to Greenpro Venture Capital Limited with a par value of $0.0001 per share, in consideration of $500. The $500 went to the Company to be used as working capital.

On February 19, 2021, the Company issued 7,460,000 shares of restricted common stock to Nplus Sdn. Bhd., a company incorporated in Malaysia, with a par value of $0.0001 per share, in consideration of $746. The $746 went to the Company to be used as working capital.

On February 19, 2021, the Company issued 7,460,000 shares of restricted common stock to AMCare Sdn. Bhd., a company incorporated in Malaysia, with a par value of $0.0001 per share, in consideration of $746. The $746 went to the Company to be used as working capital.

On February 19, 2021, the Company issued 4,415,000 shares of restricted common stock to Westlife Sdn. Bhd., a company incorporated in Malaysia, with a par value of $0.0001 per share, in consideration of $441.50. The $441.50 went to the Company to be used as working capital.

On February 19, 2021, the Company issued 4,415,000 shares of restricted common stock to S&E Optical Sdn. Bhd., a company incorporated in Malaysia, with a par value of $0.0001 per share, in consideration of $441.50. The $441.50 went to the Company to be used as working capital.

On February 19, 2021, the Company issued 1,925,000 shares of restricted common stock to Dynamic Optical Sdn. Bhd., a company incorporated in Malaysia, with a par value of $0.0001 per share, in consideration of $192.50. The $192.50 went to the Company to be used as working capital.

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On February 19, 2021, the Company issued 8,000,000 shares of restricted common stock to IT Optical Talent Sdn. Bhd., a company incorporated in Malaysia, with a par value of $0.0001 per share, in consideration of $800. The $800 went to the Company to be used as working capital.

On February 19, 2021, the Company issued 6,350,000 shares of restricted common stock to Inki Strategic Partner Sdn. Bhd., a company incorporated in Malaysia, with a par value of $0.0001 per share, in consideration of $635. The $635 went to the Company to be used as working capital.

On May 25, 2021, the Company issued 412,800 shares of restricted common stock to 15 foreign parties, all of which do not reside in the United States. A total of 412,800 shares of restricted common stock were sold at a price of $0.05 per share. The total proceeds to the Company amounted to a total of $20,640 went to the Company to be used as working capital.

Between the period of July 22, 2021 to September 02, 2021, the Company issued 1,211,000 shares of restricted common stock to 4 foreign parties, all of which do not reside in the United States. A total of 1,211,000 shares of restricted common stock were sold at a price of $0.50 per share. The total proceeds to the Company amounted to a total of $605,500 went to the Company to be used as working capital.

As of December 31, 2022 the Company has an issued and outstanding common share of 86,623,800.

No person identified above was at the date of sale or is at the date of this registration statement a citizen or resident of the United States of America. Nevertheless, the registrant issued all of the common stock identified above in reliance on the exemption from registration in Section 4(a)(2) of the Securities Act of 1933, in that none of the sales involved a public offering. The physical certificates have not been issued at the date of this prospectus, but when issued will carry a restrictive legend. No broker or dealer was involved in the transactions and no commissions, fees or other compensation was paid in connection with the sales. The registrant’s existing relationships with the purchasers are indicated in the table. The registrant believes each purchaser had sufficient information about the registrant’s business and affairs, including financial condition and prospects, to make an informed investment decision.

Item 16. Exhibits and Financial Statement Schedules

Exhibit No.	Description

3.1	Certificate of Incorporation, as filed with the Nevada Secretary of State on October 6, 2020
3.2	By-laws, as signed and agreed on October 6, 2020
5.1	Opinion regarding legality of shares
23.1	Consent of Independent Accounting Firm
23.2	Consent of Counsel, included in Exhibit 5.1
99.1	Sample Subscription Agreement
99.2	Solution Provider Agreement between Heptron and Simson Wellness dated January 2, 2022
107	Filing Fee Table

Item 28. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) [Not applicable.]

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(iii) [Not applicable.]

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(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) to (e) [Not applicable]

(f) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(g) [Not applicable]

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(i) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Kuala Lumpur, Malaysia, on January 05, 2024.

Simson Wellness Tech. Corp.

By:	/s/ Sim Eng Peng
Sim Eng Peng, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature and Name	Capacity in which signed	Date

/s/ Sim Eng Peng	Director, Chief Executive Officer	January 05, 2024
Sim Eng Peng	(Principal executive officer) and
Chief Financial Officer
(Principal financial and accounting officer)

41